As filed with the Securities and Exchange Commission on

August 2, 2006

REGISTRATION NO. ________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

HEALTHCARE BUSINESS SERVICES GROUPS, INC. (Name of Small Business Issuer in its Charter)

Nevada	7389	88-0478644
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1126 West Foothill Blvd, Suite 105 Upland, CA 91786 (909) 608-2035 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CHANDANA BASU

CEO, TREASURER AND DIRECTOR

HEALTHCARE BUSINESS SERVICES GROUPS, INC.

1126 WEST FOOTHILL BLVD., SUITE 105

UPLAND, CALIFORNIA 91786

(909) 608-2035

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of communications to: RICHARD I. ANSLOW, ESQ. ANSLOW & JACLIN, LLP 195 ROUTE 9 SOUTH, SUITE 204 MANALAPAN, NEW JERSEY 07726 TELEPHONE NO.: (732) 409-1212 FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common Stock, par value $.001 per share (1)	111,111,111 (2)	$.018	$2,000,000	$235.40

Total	111,111,111		$2,000,000	$235.40

1. Represents shares of common stock issuable in connection with the conversion of promissory notes aggregating a maximum of $2,000,000 in accordance with a Securities Purchase Agreement dated June 27, 2006 between us and AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC, respectively. We are required to register all of the estimated amount of shares of common stock issuable in connection with the conversion of the callable secured convertible notes (or 111,111,111 shares of common stock) calculated to be due upon conversion of the maximum amount of promissory notes aggregating $2,000,000. The price of $.018 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act and is based on the estimated conversion price of the callable secured convertible notes ($.03 was the closing price on the date the transaction closed less a 40% discount).

2. The number of shares being registered for the conversion of the callable secured convertible notes is based on the following: closing stock price of $.03 divided by the full subscription price of $2,000,000 (66,666,667 shares) divided by .60 (or a 40% discount). This results in 111,111,111 shares.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED _______________________, 2006.

HEALTHCARE BUSINESS SERVICES GROUPS, INC.

111,111,111 SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF PROMISSORY NOTES

Our selling security holders are offering to sell 111,111,111 shares of common stock issuable upon the conversion of promissory notes.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July	, 2006

Our shares of common stock are quoted on the OTC Bulletin Board under the symbol “HBSV.” The last reported sale price of our common stock on July 24, 2006 was $.02.

We will receive no proceeds from the sale of the shares by the selling stockholders.

ABOUT US

HOW WE ARE ORGANIZED AND OUR OPERATIONS

We were incorporated in the State of Nevada on May 2, 2000, as Winfield Capital Group, Inc. On June 6, 2001, we filed a Certificate of Amendment to our Articles of Incorporation to affect a name change to “Winfield Financial Group, Inc.” On April 23, 2004, we acquired 100% of the equity interest of Healthcare Business Services Groups, Inc. (“Healthcare”). As part of the same transaction, we acquired 100% of the equity interest of AutoMed Software Corp. (“AutoMed”) and Silver Shadow Properties, LLC (“Silver Shadow”) on May 7, 2004. Prior to the Acquisition (defined below), we were a business broker, primarily representing sellers and offering our clients’ businesses for sale. As a result of the acquisition, we changed our business focus to medical billing. On January 7, 2005, we filed a Certificate of Amendment to our Articles of Incorporation, and changed our name to “Healthcare Business Services Groups, Inc.”

On April 23, 2004, we acquired 100% of the issued and outstanding shares of Healthcare Business Services Groups, Inc., a Delaware corporation (“Healthcare”). As part of the same transaction on May 7, 2004, we acquired 100% of the issued and outstanding shares of AutoMed Software Corp., a Nevada corporation (“AutoMed”), and 100% of the membership interests of Silver Shadow Properties, LLC, a Nevada single member limited liability company (“Silver Shadow”). The transactions are collectively referred to herein as the “Acquisition.” We acquired Healthcare, AutoMed, and Silver Shadow from Chandana Basu, the sole owner, in exchange for 25,150,000 newly issued treasury shares of our common stock. As a result of the Acquisition, we changed our business focus.

We are a holding company and through our subsidiaries are engaged in the business of providing medical billing services to health care providers in the United States.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data are derived from our December 31, 2005 and December 31, 2004 audited financial statements and our March 31, 2006 and March 31, 2005 unaudited financial statements.

	For the year ended December 31, 2005	For the year ended December 31, 2004	For the three month period ended March 31, 2006	For the three month period ended March 31, 2005
STATEMENT OF OPERATIONS

Revenues	$1,565,262	$1,667,282	$314,809	$366,189
Net Income (Loss)	($1,029,399)	($1,878,568)	($217,341)	($283,311)
General and Administrative Expenses	$1,813,102	$2,346,947	$326,838	$447,069
Net Income (Loss) Per Share	($.03)	($.06)	($.01)	($.01)

		As of
	December 31, 2005		March 31, 2006
BALANCE SHEET DATA

Cash	$303,123		$141,768
Total Current Assets	$307,581		$141,768
Total Assets	$502,534		$317,114
Total Liabilities	$2,567,590		$2,564,511
Stockholders’ Equity (Deficiency)	($2,065,056)		($2,247,397)

WHERE YOU CAN FIND US

Our executive offices are located at 1126 West Foothill Blvd., Suite 105, Upland, California 91786. Our telephone number is (909) 608-2035 and our facsimile number is (909) 608-1081

SECURITIES OFFERED BY US

We are not offering any securities. All shares being registered are for our selling security holders.

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

NOTWITHSTANDING OUR PRESENT FINANCING TRANSACTION, OUR BUSINESS PLAN REQUIRES ADDITIONAL FINANCING FOR OUR AUTOMED SUBSIDIARY AND THE FAILURE TO OBTAIN SUCH FINANCING CAN RESULT IN THE CURTAIL OF OUR CURRENT MEDICAL BILLING OPERATIONS

In addition to our continued medical billing operation, we have planned to begin marketing our subsidiary, AutoMed Software Corp. (“AutoMed”). We believe that we can satisfy our current cash requirements for medical billing, if we maintain our operations as they currently are. We need to raise an additional $2 to $3 million of additional financing to implement our business plan with respect to AutoMed. We anticipate the need for approximately $2.5 million of financing for our planned surgery center, $500,000 for medical billing and $1 million for the development of AutoMed. We intend to raise the additional capital in one or more private placements. We do not have any commitments or identified sources of additional capital from third parties or from our officers, directors or majority shareholders. There is no assurance that additional financing will be available on favorable terms, if at all. If we are unable to raise such additional financing, or accept financing on unfavorable terms to us, it could have a materially adverse effect upon our ability to implement our business plan with respect to AutoMed and may force us to curtail or scale back our current medical billing operations.

WE PAY A SUBSTANTIAL SALARY TO OUR CHIEF EXECUTIVE OFFICER AND TREASURER RELATIVE TO OUR REVENUE WHICH REDUCES OUR LIKELIHOOD FOR A PROFIT AND INCREASES THE POSSIBILITY THAT WE WILL HAVE TO CURTAIL OUR BUSINESS PLAN

Chandana Basu, our Chief Executive Officer and Treasurer, receives the substantial amount of $50,000 per month (or $600,000 per year) for her services, which includes approximately $5,000 of salary and a minimum bonus of $45,000 each month. In addition, Ms. Basu is entitled to receive 1000,000 shares of common stock each year in compensation. Ms. Basu also serves as our Chief Executive Officer and President of AutoMed, and the manager of Silver Shadow Properties, LLC (“Silver Shadow”) both of our wholly-owned subsidiaries. We have an employment agreement with Ms. Basu; and , we expect to continue to pay Ms. Basu such salary or more for the foreseeable future. The amount of salary that Ms. Basu receives relative to our revenue and other expenses reduces the likelihood that we will make a profit, and increases the possibility that we will be forced to curtail or abandon our business plan in the future if we fail to raise additional capital.

WE MAY NOT BE ABLE TO COMPLETE THE DEVELOPMENT OF AUTOMED AS A STAND-ALONE, COMMERCIALLY VIABLE PRODUCT WHICH MAY DECREASE THE VALUE OF OUR COMPANY

We are currently developing additional features for AutoMed with the intent that the AutoMed software package will be used for medical office management. We intend to make the AutoMed software applications available based on what we call “one-stop shopping.” We intend for a medical practice to be able to customize AutoMed based on the particular needs of each medical specialization, office or hospital. We are currently using AutoMed to perform the medical billing function for some of our existing medical billing clients. Further development will be required before AutoMed is commercially viable as a stand-alone product for our intended use for medical office management. There is no assurance that we will complete the development. In the event that we do not complete the development of AutoMed as a stand-alone, commercially viable product, we will not generate revenue from AutoMed unless we charge an additional fee for AutoMed in connection with medical billing. The failure to develop AutoMed would have a materially adverse effect on our potential for future revenues and as a result, the value of our securities would likely decrease in value.

A SUBSTANTIAL AMOUNT OF OUR REVENUES CAME FROM TWO CLIENTS AND THE LOSS OF EITHER CLIENT WILL RESULT IN A MAJOR DECREASE IN OUR REVENUES AND ABANDONMENT OR CURTAILING OF OUR BUSINESS PLAN

For the year ended December 31, 2005, we received approximately 70% of our revenue, or $1,095,683, from two major clients. For the year ended December 31, 2004, we received approximately 56% of our revenues, or $933,678, from two major clients. If we were to lose either or both of these clients, it would have a materially adverse effect on our revenue, and if we are unable to gain a new large client to take its place, of a sufficient number of smaller clients to take the place of the major client or clients who are lost, we could be forced to abandon or curtail our business plan.

WE MAY NOT BE ABLE TO DEVELOP A MARKET FOR AUTOMED IN THE EVENT THAT WE ARE NOT ABLE TO RAISE ENOUGH MONEY TO MARKET AUTOMED RESULTING IN AN ADVERSE EFFECT ON OUR BUSINESS PLAN AND THE DECREASE IN THE VALUE OF OUR SECURITIES

Assuming that we complete development of the AutoMed software as a stand-alone, commercially viable product, we plan to market AutoMed as a “one-stop shopping” solution for medical office management. We plan to charge $50,000 per installation for a single user and one computer. Currently, we generate no revenue through AutoMed. The extent to which AutoMed gains acceptance, if any, will depend, in part, on its cost effectiveness and performance as compared to conventional means of office management, as well as known or unknown alternative software packages. If conventional means of office management or alternative software packages are more cost-effective or outperform AutoMed, the demand for AutoMed may be adversely affected. Additionally, we anticipate the need for approximately $1 million to begin marketing AutoMed. The failure of us to raise an additional $1 million in financing or AutoMed to achieve and maintain meaningful levels of market acceptance would have a material adverse effect on the AutoMed line of business and our overall business, financial condition and results of operations, and would likely cause the value of our securities to decrease.

OUR AUDITORS HAVE EXPRESSED AN OPINION THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN WHICH MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT

Our auditors have expressed an opinion that there is substantial doubt about our ability to continue as a going concern primarily because we have a working capital deficiency. For the year ending December 31, 2005, we had a loss of $1,029,399, a working capital deficiency of $2,260,009, stockholders’ deficit of $2,065,056, an accumulated deficit of $2,925,008 (and an accumulated deficit of $3,124,349 as of March 31, 2006) and cash used in operations of $212,807. The accompanying financial statements have been prepared assuming that we will continue as a going concern. The financial statements do not include any adjustments that might result from our inability to continue as a going concern. Our continuation as a going concern is dependent upon future events, including obtaining financing (discussed above) for expansion and to implement our business plan with respect to AutoMed and Surgery Centers. If we are unable to continue as a going concern, you will lose your entire investment.

WE MAY FACE POTENTIAL LIABILITY IN CONNECTION WITH PENDING LEGAL PROCEEDINGS AND ARBITRATION PROCEEDINGS WHICH HAVE BEEN BROUGHT AGAINST US WHICH IF SUCH JUDGMENTS COME TO FRUITION MAY RESULT IN OUR ABANDONMENT OR CURTAILMENT OF OUR BUSINESS OPERATIONS

As of the filing of this report, we are a party to approximately one arbitration matter in which we brought claims against former client. There are two default judgements which we are currently litigating. If we are unable to settle or defend we do not have enough cash on hand to pay the judgments, which may be substantial, we may be forced to abandon or curtail our business operations.

IF WE DEFAULT ON A PROMISSORY NOTE WITH DR. FALGUNI PATEL, SHE MAY HAVE THE ABILITY TO ACQUIRE CONTROL OF OUR COMPANY FROM CHANDANA BASU RESULTING IN THE COMPANY TAKING A DIFFERENT BUSINESS DIRECTION

In November 2004, we entered into a convertible promissory note with Falguni Patel, MD. We received $350,000 in connection with the promissory note, which bears interest at the rate of 12% per year and is convertible at $1.00 per share into shares of our common stock. The promissory note is also secured by all of our assets and shares of our common stocks held by our Chief Executive Officer and Treasurer, Chandana Basu. If we are unable to pay the interest which accrues on the promissory note, or we default on the note, Mrs. Patel could take voting control of us, since the promissory note is secured by the shares of our common stocks held by our Chief Executive Officer, Chandana Basu, who currently holds our majority voting control. If Mrs. Patel were able to gain majority control of us she could make changes in our directors and officers and/or take us in a different business direction, agree to sell our assets, or effect a merger, which may make any investment in us worthless.

WE RELY ON KEY MANAGEMENT AND THE LOSS OF SUCH KEY MANAGEMENT WILL HAVE A MATERIAL ADVSERSE EFFECT ON OUR BUSINESS OPERATIONS

Our success depends upon the personal efforts and abilities of Chandana Basu, our Chief Executive Office, Director and Treasurer. We face competition in retaining Ms. Basu and in attracting new personnel should Ms. Basu choose to leave us. There is no assurance that we will be able to retain and/or continue to adequately motivate Ms. Basu in the future. The loss of Ms. Basu or our inability to continue to adequately motivate her could have a material adverse effect on our business and operations.

BECAUSE MS. CHANDANA BASU OWNS 75.8% OF OUR OUTSTANDING COMMON STOCK, SHE WILL EXERCISE CONTROL OVER CORPORATE DECISIONS THAT MAY BE ADVERSE TO OTHER MINORITY SHAREHOLDERS

Chandana Basu, our Chief Executive Officer and Treasurer, owns approximately 75.8% of our issued and outstanding shares of common stock. Accordingly, she will exercise control in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Basu may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other shareholders.

NOTWITHSTANDING THE RECENT FINANCING AND FUTURE RECEIPTS OF SUCH FINANCING THAT WE MAY RECEIVE, WE MAY NEED TO RAISE ADDITIONAL FUNDS TO THE EXTENT THAT CURRENT CASH FLOWS ARE INSUFFICIENT TO FUND FUTURE ON-GOING OPERATIONS OR WE MAY BE UNABLE TO FULLY EXECUTE OUR PLAN OF OPERATION

Based on our recent financing, we anticipate that our cash flows from the financing and our operations will be adequate to satisfy our capital requirements for current operations for the next twelve (12) months. To the extent that the financing and the funds generated by our on-going operations are insufficient to fund our future operating requirements, it may be necessary to raise additional funds, through public or private financings. Without sufficient capital we will be unable to develop and fully execute our business plan as set forth herein.

OUR CHARTER PROVIDES INDEMFICATION TO OUR OFFICERS AND DIRECTORS

Our articles of incorporation limit and indemnify against the personal liability of our officers and directors for monetary damages for breach of fiduciary duty of care as officers and directors, subject to certain exceptions, to the fullest extent allowed by Nevada law. Accordingly, except in limited circumstances, our officers and directors may not be liable to the company’s liabilities.

OUR RECENT FINANCING REQUIRES THIS REGISTRATION STATEMENT TO BECOME EFFECTIVE WITHIN 120 DAYS AFTER THE INITIAL CLOSING DATE OF JUNE 29, 2006 AND IF THIS FAILS TO HAPPEN WE WILL INCUR LIQUIDATED DAMAGES

We recently received financing from the selling security holders listed in this document. Such financing requires us to file this registration statement and have the registration statement declared effective by the SEC within 120 days of the closing of the financing, which occurred on June 29, 2006. If this registration statement is not declared effective by October 27, 2006, we begin incurring liquidated damages equal to 2% of the principal of the promissory notes issued for each 30 day period that this registration statement is not declared effective after October 27, 2006.

THE CONVERSION OF THE PROMISSORY NOTES BASED ON OUR RECENT FINANCING IS BASED ON AN AVERAGE OF THE CLOSING BID PRICE OF OUR INTRA DAY TRADING PRICES OF OUR COMMON STOCK OVER A CERTAIN PERIOD OF TIME PRIOR TO CONVERSION AND THE DECREASE OF THE INTRA DAY TRADING PRICE WILL RESULT IN ISSUANCE OF A SIGNIFICANT INCREASE OF SHARES RESULTING IN DILUTION TO OUR SHAREHOLDERS

The conversion of the promissory notes in our recent financing is based on the average of the lowest three intra-day trading prices of our common stock for the 20 trading days before a conversion of the promissory notes. The price of our common shares may fluctuate and the lower intra-day trading price in the future will result in a conversion ratio resulting in issuance of a significant amount of our common shares to the promissory note holders. This will result in our present shareholders being diluted.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

•	Make a suitability determination prior to selling a penny stock to the purchaser;
•	Receive the purchaser’s written consent to the transaction; and
•	Provide certain written disclosures to the purchaser.

SELLING SHAREHOLDERS MAY IMPACT OUR STOCK VALUE THROUGH THE EXECUTION OF SHORT SALES WHICH MAY DECREASE THE VALUE OF OUR COMMON STOCK

Short sales are transactions in which a selling shareholder sells a security it does not own. To complete the transaction, a selling shareholder must borrow the security to make delivery to the buyer. The selling shareholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling shareholder. If the underlying security goes down in price between the time the selling shareholder sells our security and buys it back, the selling shareholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling shareholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. The selling shareholders in this registration statement could short the stock by borrowing and then selling our securities in the market, and then converting the stock through either the Note or Warrants at a discount to replace the security borrowed. Because the selling shareholders control a large portion of our common stock, the selling shareholders could have a large impact on the value of our stock if they were to engage in short selling of our stock. Such short selling could impact the value of our stock in an extreme and volatile manner to the detriment of other shareholders.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR SHARES OF COMMON STOCK AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL

Sales of substantial amounts of shares of our common stock in the public market could decrease the prevailing market price of our common stock. If this is the case, investors in our shares of common stock may be forced to sell such shares at prices below the price they paid for their shares, or in the case of the investors in the June 2006 financing, prices below the price they converted their notes and warrants into shares. In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the OTC Bulletin Board under the symbol “HBSV.” Prior to January 12, 2005, our trading symbol was “WFLD.” The following table sets forth the range of high and low bid quotations for the periods indicted below. These quotations as reported by the OTC Bulletin Board reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

YEAR	QUARTER	HIGH	LOW

2004	First	$0.05	$0.01
2004	Second	1.01	0.20
2004	Third	1.01	0.20
2004	Fourth	0.45	0.10

2005	First	$0.07	$0.06
2005	Second	0.15	0.11
2005	Third	0.13	0.11
2005	Fourth	0.20	0.17

2006	First	$0.062	$0.075

As of July 28, 2006 in accordance with our transfer agent records, we had 68 shareholders of record. Such shareholders of record held 33,960,450 shares of our common stock. We have no outstanding warrants or options to purchase our securities, other than the common stock issuable upon the conversion of promissory notes and the exercise of warrants being registered in this registration statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of July 26, 2006, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	None
Plans approved by
Security holders

Equity compensation	None
Plans not approved
By security holders
Total

DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

•	Make a suitability determination prior to selling a penny stock to the purchaser;
•	Receive the purchaser’s written consent to the transaction; and
•	Provide certain written disclosures to the purchaser.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

We were incorporated under the name Winfield Financial Group, Inc. in the State of Nevada on May 2, 2000. Prior to the Acquisition, discussed below, we were a business broker, primarily representing sellers and offering our clients’ businesses for sale. As a result of the Acquisition, we changed our business focus.

On April 7, 2004, we filed Articles of Exchange with the State of Nevada to take effect on such date. Under the terms of the Articles of Exchange, we were to acquire Vanguard Commercial, Inc., a Nevada corporation (“Vanguard”) whereby we were to issue 197,000 of our shares of common stock in exchange for all of the issued and outstanding common stock of Vanguard. Robert Burley, our former Director and former President, Chief Executive Officer and Treasurer is also an officer and director of Vanguard. Subsequent to the effective date of the exchange with Vanguard, we mutually agreed with Vanguard to rescind the transaction. We filed a Certificate of Correction with the State of Nevada rescinding the exchange with Vanguard, which never took place and we never issued any of its shares with respect thereto.

On April 22, 2004, we amended our Articles of Incorporation to increase the authorized shares to 50,000,000 shares of our common stock, to reauthorize the par value of $.001 per share of common stock and to reauthorize 5,000,000 shares of preferred stock with a par value of $.001 per share of preferred stock.

On April 23, 2004, we acquired 100% of the issued and outstanding shares of Healthcare Business Services Groups, Inc., a Delaware corporation (“Healthcare”). As part of the same transaction on May 7, 2004, we acquired 100% of the issued and outstanding shares of AutoMed Software Corp., a Nevada corporation (“AutoMed”), and 100% of the membership interests of Silver Shadow Properties, LLC, a Nevada single member limited liability company (“Silver Shadow”). The transactions are collectively referred to herein as the “Acquisition.” We acquired Healthcare, AutoMed, and Silver Shadow from Chandana Basu, the sole owner, in exchange for 25,150,000 newly issued treasury shares of our common stock. Healthcare, AutoMed and Silver Shadow are sometimes collectively referred to herein as “HBSGI.”

On June 21, 2004, we entered into an agreement with Robert Burley (our former Director, President and Chief Executive Officer) and Linda Burley (our former Director and Secretary) whereby we agreed to transfer certain assets owned by us immediately prior to the change in control in consideration for Mr. and Mrs. Burley’s cancellation of an aggregate of 2,640,000 of their shares of our common stock. We transferred the following assets to Mr. and Mrs. Burley: i) the right to the name “Winfield Financial Group, Inc.” and ii) any contracts, agreements, rights or other intangible property that related to our business operations immediately prior to the change in control whether or not such intangible property was accounted for in our financial statements. After the issuance of shares to Ms. Basu and the cancellation of 2,640,000 shares of Mr. and Mrs. Burley, there were 28,774,650 shares of our common stock outstanding. As a result of these transactions, control shifted to Ms. Basu. Ms. Basu currently owns 25,150,000 shares (or approximately 81.1%) out of 31,040,150 of our issued and outstanding common stock.

On January 5, 2005, we changed our name to Healthcare Business Services Groups, Inc. We are a holding company for HBSGI. The business operations discussed herein are conducted by HBSGI. Through HBSGI, we are engaged in the business of providing medical billing services to healthcare providers in the United States.

We are a medical billing service provider that for over fourteen years has assisted various healthcare providers to successfully enhance their billing function. We have a diversified market base with operations in Providence, Rhode Island and Upland, California. We developed a proprietary medical billing software system named AutoMed(TM). We have installed, and are currently ready to market and install, AutoMed(TM) at some of existing medical billing clients. We expect that after this software is launched, revenues will grow over the next three to five years extending our billing model into the technology era. In addition, we made an investment in real estate which we had rezoned for development and construction of a surgical center. In 2005, we sold the real estate and construction with historical cost of $ 488,137 and the loan associated with the real estate worth $ 250,000 with accrued interest of $12,500 to our officer. The real estate and construction has been valued at the fair market value for the purposes of transfer to our officer. The fair market value has been arrived based on the appraisal of the real estate amounting to $750,000.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2006 COMPARED TO THREE MONTHS ENDED MARCH 31, 2005

Revenue for the three months ended March 31, 2006 were $314,809 compared to $366,189 for the same period in 2005. The decrease in revenues was due to reduction in collections from the customers during the three months ended March 31, 2006 as compared to same period in 2005.

General & administrative (“G&A”) expense for the three months ended March 31, 2006 was $326,838 compared to $447,069 for the same period in 2005. The decrease in G&A expenses in 2006 was due to reduction in costs incurred by us in marketing our business and costs associated with becoming a publicly traded company.

Depreciation and amortization was $19,607 for the three months ended March 31, 2006 as compared to $28,117 for the same period in 2005. The decrease in depreciation and amortization expense was primarily due to sale of the land and building in year 2005 to the officer of the company resulting in lesser fixed assets to be depreciated.

Interest expense for the three months ended March 31, 2006 was $17,755 compared to $21,914 for the same period in 2005. We paid notes and line of credit during the period resulting in decrease in interest expense for the year as compared to year 2005.

Net loss was $ 217,341 (or basic and diluted net loss per share of $(0.01) for the three months ended March 31, 2006 as compared to net loss of $ 283,311 (or basic and diluted net loss earnings per share of $(0.01) for the same period in 2005). The decrease in net loss was due to decrease in operating expenses in 2006.

FISCAL YEAR ENDED DECEMBER 31, 2005 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2004

Our revenues decreased $102,020, to $1,565,262 for the year ended December 31, 2005, compared to $1,667,282 for the year ended December 31, 2004. This decrease was mainly attributable to decrease in the collections from the customers.

The total operating expenses decreased by $596,435 to $2,799,647 for the year ended December 31, 2005, compared to $3,396,083 for the year ended December 31, 2004. This decrease consisted of a decrease of general and administrative expenses of $ 533,845, to $1,813,102 from $2,346,947, an increase in officer compensation of $ 220,500, to $670,500 from $450,000 for the previous year, an increase in depreciation and amortization expense of $26,489, to $101,347 from $74,858, and a decrease in consulting fees of $309,580, to $214,698 for the year ended December 31, 2005, from $524,278 for the year ended December 31, 2004. We had a loss from operations of $ 1,234,385 for the year ended December 31, 2005, compared to a loss from operations of $1,728,801 for the year ended December 31, 2004. The decrease in a loss from operations was due mainly to the decrease in general and administrative expenses and consulting fees.

We had a net increase in interest expense of $16,525 to $80,559 for the year ended December 31, 2005, from $64,034 for the year ended December 31, 2004. We had no beneficial conversion feature expense for the year ended December 31, 2005, compared to $83,333 for the year ended December 31, 2004. We recorded gain from sale of land to the officer for $261,863 for the year ending December 31, 2005.

We had a loss before taxes of $1,026,999 for the year ended December 31, 2005 as compared to $1,876,168 for the year ended December 31, 2004.

We had provision of income taxes of $2,400 for the years ended December 31, 2005 and 2004.

We had a net loss of $1,029,399 for the year ended December 31, 2005 as compared to net loss of 1,878,568 for the year ended December 31, 2004. The decrease in net loss was mainly attributable to our decrease in operating expenses and reduction in consulting expenses paid through issuance of stock.

LIQUIDITY AND CAPITAL RESOURCES

We have had $ 141,768 in current assets and a working capital deficiency of $2,422,743 as of March 31, 2006. We had total assets of $317,114 as of March 31, 2006, which consisted of $141,768 of cash, $56,930 of property and equipment, $114,766 of intangible assets from our website technology costs, and $3,650 of deposits.

We had total current liabilities of $2,564,511 as of March 31, 2006, consisting of accounts payable and accrued expenses of $1,286,689, litigation accrual of $675,747, line of credit of $104,510, note payable to third parties of $451,040 and monies due on settlement of loan amounting to $46,525.

We have two revolving lines of credit from two financial institutions for $50,000 and $75,000. The credit lines are unsecured and bear an annual interest rate of 10.75% and 16.24%, respectively. The credit lines are personally guaranteed by the CEO. We have borrowed $31,216 and $73,294 from the credit lines as of March 31, 2006.

In connection with a consulting agreement, we agreed to pay $250,000 for financial and business advisory services. During 2005, we entered into a settlement agreement for the payment of the note by authorizing the payment of $100,000 in cash and issuance of 1,500,000 of our restricted shares. We valued the shares based on the market value of the shares on agreement date. As of March 31, 2006 the outstanding balance on cash portion of settlement was $46,525. We recorded interest expense of $465 and $2,500 on the note for the three month periods ended March 31, 2006 and 2005 respectively.

Net cash used in operating activities was $ 139,577 during the three months ended March 31, 2006, as compared to net cash used in operating activities of $224,185 during the same period in 2005.

There was no investing activity during the three months ended March 31, 2006 as compared to net cash used in investing activities of $ 31,407 during the same period in 2005.

Net cash used in financing activities was $21,778 during the three months ended March 31, 2006, as compared to net cash provided by financing activities of $11,988 for the same period in 2005.

We do not have any commitments or identified sources of additional capital from third parties or from its officers, directors or majority shareholders. There is no assurance that additional financing will be available on favorable terms, if at all. If we are unable to raise such additional financing, it would have a materially adverse effect upon our ability to implement its business plan and may cause us to curtail or scale back its current operations.

We had total assets of $502,534 as of December 31, 2005, which included total current assets of $307,581, consisting of cash and cash equivalents of $303,123 and due from officer of $4,458; net property and equipment of $63,999, consisting of office and computer equipment of $124,966 and furniture and fixtures of $89,869, less accumulated depreciation of $150,836; intangible asset, consisting of our website technology costs of $127,304; and deposits of $3,650.

We had total liabilities of $2,567,590, as of December 31, 2005, all consisting of current liabilities, which included accounts payable and accrued expenses of $1,266,994, accrued officer compensation of $996, litigation accrual of $675,747 in connection with our pending legal proceedings, line of credit of $113,692, notes payable of $ 453,661, and due on settlement of loan of $ 56,500.

We had negative working capital of $2,260,009 and an accumulated deficit of $2,925,008, as of December 31, 2005.

We had net cash used in operating activities of $ 212,807, for the year ended December 31, 2005, consisting of net loss of ($ 1,029,399), depreciation and amortization adjustment of $101,347, adjustment for issuance of shares for service of $65,644, issuance of shares for compensation of $70,500, gain from sale of land of $261,863, decrease in other assets of $685, and increase in current liabilities of $ 866,361.

We had net cash used in investing activities of $ 21,512, consisting solely of acquisition of property and equipment of $21,512, for the year ended December 31, 2005.

We had net cash provided by financing activities of $293,838 for the year ended December 31, 2005, consisting of proceeds from note payable of $333,463, payment of notes payable of $43,500 and proceeds from line of credit of $13,357, payment of capital lease obligation of $10,024 and issuance of shares for cash for $5,000.

BUSINESS - OUR COMPANY

A SUMMARY OF WHAT WE DO

BACKGROUND

We were incorporated in the State of Nevada on May 2, 2000, as Winfield Capital Group, Inc. On June 6, 2001, we filed a Certificate of Amendment to our Articles of Incorporation to affect a name change to “Winfield Financial Group, Inc.” On April 23, 2004, we acquired 100% of the equity interest of Healthcare Business Services Groups, Inc. (“Healthcare”). As part of the same transaction, we acquired 100% of the equity interest of AutoMed Software Corp. (“AutoMed”) and Silver Shadow Properties, LLC (“Silver Shadow”) on May 7, 2004. Prior to the Acquisition (defined below), we were a business broker, primarily representing sellers and offering our clients’ businesses for sale. As a result of the acquisition, we changed our business focus to medical billing. On January 7, 2005, we filed a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State and changed our name to “Healthcare Business Services Groups, Inc.”

On April 23, 2004, we acquired 100% of the issued and outstanding shares of Healthcare Business Services Groups, Inc., a Delaware corporation (“Healthcare”). As part of the same transaction on May 7, 2004, we acquired 100% of the issued and outstanding shares of AutoMed Software Corp., a Nevada corporation (“AutoMed”), and 100% of the membership interests of Silver Shadow Properties, LLC, a Nevada single member limited liability company (“Silver Shadow”). The transactions are collectively referred to herein as the “Acquisition.” We acquired Healthcare, AutoMed, and Silver Shadow from Chandana Basu, the sole owner, in exchange for 25,150,000 newly issued treasury shares of our common stock. As a result of the Acquisition, we changed our business focus. Healthcare, AutoMed and Silver Shadow are sometimes collectively referred to herein as “HBSGI.” During the year, we transferred the real estate and construction with historical cost of $488,137 and the loan associated with the real estate worth $250,000 with accrued interest of $12,500 to an officer of ours.

On June 21, 2004, we entered into an agreement with Robert Burley (our former Director, President and Chief Executive Officer) and Linda Burley (our former Director and Secretary) whereby we agreed to transfer certain assets owned by us immediately prior to the change in control in consideration for Mr. and Mrs. Burley’s cancellation of an aggregate of 2,640,000 of their shares of our common stock. We transferred the following assets to Mr. and Mrs. Burley: i) the right to the name “Winfield Financial Group, Inc.” and ii) any contracts, agreements, rights or other intangible property that related to our business operations immediately prior to the change in control whether or not such intangible property was accounted for in our financial statements. After the issuance of shares to Ms. Basu and the cancellation of 2,640,000 shares of Mr. and Mrs. Burley’s common stock, there were 29,774,650 shares of our common stock outstanding. As a result of these transactions, control of us shifted to Ms. Basu. Ms. Basu currently owns 25,750,000 shares (or approximately 75.8%) out of 33,960,150 shares of our issued and outstanding common stock.

We are a holding company for HBSGI. The business operations discussed herein are conducted by HBSGI. Through HBSGI, we are engaged in the business of providing medical billing services to health care providers in the United States.

DESCRIPTION OF OUR FORMER BUSINESS OPERATIONS

Prior to the Acquisition of Healthcare, AutoMed, and Silver Shadow (described above), we operated as a business broker, primarily representing sellers and offering our clients’ businesses for sale. We limited our business to asset sale transactions and not transactions in which businesses are sold through the sale of stock.

THE BUSINESS

DESCRIPTION OF OUR CURRENT BUSINESS OPERATIONS

As a result of the Acquisition, discussed above, we operate as a medical billing service provider which attempts to assist various health care providers to enhance their billing functions. We have a diversified market base with customers in Texas, California, Florida, New York and Washington. We have developed a proprietary medical billing software system named AutoMed. We have beta tested AutoMed, are currently using AutoMed in-house for our billing services, and plan to market AutoMed commercially in 2006. We made an investment in real estate which we had rezoned for development and construction of a surgical center. During the year, we transferred the real estate and construction with historical cost of $488,137 and the loan associated with the real estate worth $250,000 with accrued interest of $12,500 to our officer.

Through a reimbursement account owned by our clients, we bill and collect on medical billings. We control the account through which all of the money is deposited. We retain a percentage of the collection as a fee, typically 10%, and remit the balance to our client.

DESCRIPTION OF OUR PRINCIPAL PRODUCTS AND SERVICES

We are a medical reimbursement consulting firm dedicated to helping medical practices become more efficient and save money by allowing them to out-source their insurance processing and medical billing functions. We currently provide medical billing services (“Medical Billing”) to various health care providers within the United States. We are in the process of entering into another new line of business: the research, development and marketing of its proprietary medical billing software (“AutoMed”).

Our traditional core competency is Medical Billing. We conduct the Medical Billing line of business through our Delaware subsidiary, Healthcare Business Services Groups, Inc. With Medical Billing, we have a track record of assisting various health care providers to enhance their billing function. We also continue to increase relationships with physicians and medical specialty practices around the country to provide our Medical Billing services.

COMPETITIVE BUSINESS CONDITIONS

MEDICAL BILLING

Due to today’s extremely competitive healthcare industry, many healthcare providers are outsourcing their billing operations. Medical billing services exist to help healthcare providers better manage their medical practices. These services relieve medical professionals of tedious detail work, but rarely do they offer a means to substantially maximize the medical practice’s bottom line.

Medical billing companies generally gather patient information and billing details from a physician or clinic and submit these details to insurance carriers for payment. A billing company may also submit statements to a patient for payment of the patient’s portion. We distinguish ourselves from other billing agencies in the industry as a customized billing agency and a “one-stop shopping” service for all medical practice administrative functions. We consider our medical billing service to be the key to our clients getting paid efficiently and quickly by private and government administered insurance companies.

We provide a customized medical billing service that can be fine tuned to any medical practice or specialty. We provide a wide range of billing services including:

•	Delinquent account management
•	Surgery center setup and management
•	Assessment of practice cash flow
•	Practice management
•	Health Maintenance Organization (HMO), Preferred Provider Organization (PPO) and capitation contract management
•	Business Auditing

The medical billing business is labor intensive; however, we believe that our clients collect more revenue than they otherwise would collect without our services. Due to this benefit to our clients, Healthcare has experienced continued growth since its inception in 1990. By outsourcing the medical billing function, we believe that our clients have been able to maximize their return from insurance carriers, and to allocate their office staff capacity to more crucial tasks.

Electronic submission of insurance claims provides cost savings and decreases in payment time over traditional paper based submissions. These factors have made electronic submission much more appealing to clients and have sparked a growing demand. Potential users of electronic submission include family practice, internal medicine, surgeons, psychologists, chiropractors, physical therapists, podiatrists, specialists, ambulance services, medical laboratories, ambulatory surgery centers and hospitals. In order to service this growing demand, we have developed AutoMed which we have installed, and are currently beta testing, with several of our existing Medical Billing clients.

AUTOMED

We initially designed AutoMed to satisfy our custom medical billing needs. We began implementing AutoMed in our Medical Billing line of business in July 2003. We have been using AutoMed since October 2003 for all new medical billing. We intend to use AutoMed for other aspects of medical office management as well. We are currently beta testing certain aspects of AutoMed at existing medical billing clients and developing certain other aspects of AutoMed.

DEPENDENCE ON ONE OR A FEW CUSTOMERS

We have approximately 12 customers throughout the United States. Our largest customer is Dr. Grewal, an anesthesiologist and pain management specialist. We generate approximately 30% of our revenues from the services that we provide to such doctor, and as a result, the doctor is our largest client. Dr. Grewal is currently one of our directors. Our relationship with Dr. Grewal is discussed in more detail below under the heading “Certain Relationships and Related Transactions.”

NEED FOR GOVERNMENTAL APPROVAL AND THE EFFECTS OF GOVERNM REGULATIONS

We offer medical business services which are subject to the compliance requirements of the Health Insurance Portability and Accountability Act (“HIPPA”) and the billing guidelines of the Health Care Financing Administration (“HCFA”). As a result, Medical Billing and AutoMed are subject to government regulation and government approval. We are also subject to various federal laws regarding the development of Surgery Centers as well as state and local zoning laws and potentially state and local laws governing the need for such facilities.

RESEARCH & DEVELOPMENT OVER THE PAST TWO YEARS

We have spent less than 10% of our time during the last two years on research and development. We have generated a predominate portion of our business through word of mouth.

EMPLOYEES

We have a total of 13 full-time employees, none of which are members of any union in connection with our operations. We may hire four to five employees in the next twelve months, if the need for additional employees arises.

RECENT FINANCING

On June 29, 2006, we completed financing agreements by executing a securities purchase agreement with the following entities: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC. Under the securities purchase agreement, we will issue up to $2,000,000 in callable secured convertible notes. The notes are convertible into shares of our common stock. The conversion price is based on the average of the lowest three intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 40%. The timing of the conversion is at the option of the holder. The notes are secured by a grant of a general security interest in all of our assets both tangible and intangible.

In addition, we are to issue stock purchase warrants convertible into shares of our common stock on a one for one basis. The exercise price is $.07 per share and the term of the warrants is seven years. The warrants are cashless and we are not required to register them.

A consulting firm, Fairhills Capital based in New York, received a commission of $70,000 (10% of the initial proceeds of $700,000) for arranging for this financing.

To date, we have received proceeds of $700,000 under the terms of the securities purchase agreement. We shall receive the balance as follows: (i) proceeds of $600,000 upon filing this registration statement; and (ii) proceeds of $700,000 when this registration statement is declared effective by the SEC. If the registration statement is not declared effective within 120 days after execution of the securities purchase agreement, or October 26, 2006, we must pay a penalty of 2% of the outstanding principal balance of the callable secured convertible notes for each thirty-day period that the registration statement is not declared effective.

DESCRIPTION OF PROPERTY

We currently lease office space in Upland, California. The Upland lease is being extended through November 2006. We pay $3,337 per month for 3,800 square feet of office space in Upland, California.

LEGAL PROCEEDINGS

The Company is defendant in multiple lawsuits initiated by the clients of the Company. The complaints allege that the Company and its officers improperly withheld monies from the clients. The complaints allege, among others, claims for breach of contract and breach of fiduciary duty. The plaintiff seeks compensatory and punitive damages, prejudgment interest, costs and attorney fees. The parties have conducted discovery and permission to take additional discovery is being sought.

1. On July 12, 2004, Nimish Shah, M.D. d/b/a New Horizon Medical, Inc. (“New Horizon”) initiated a lawsuit against the Company in the Superior Court of California, County of Los Angeles, Case No. VC 042695, styled New Horizon Medical, Inc. v. Chandana Basu, et al. The complaint raises a claim for breach of contract against the Company . The complaint alleges that the Company failed to remit sums due to New Horizon. On April 8, 2005, the court dismissed the action and referred it to arbitration. Since May 2005, there have been a number of telephonic conferences held with the assigned arbitrator. Each of these calls has focused on the voluntary exchange of insurance payment records by the parties. In connection with arbitration, the Company has claimed against New Horizon the compensatory damages in the amount of $75,000 (subject to amendment), prejudgment interest, costs and attorneys’ fees in an unspecified amount. New Horizon has not submitted a cross-complaint against the Company for the breach of contract alleging that there is substantial discrepancy between the amounts of bills provided by New Horizon to the Company, for the purpose of securing payment from various insurance companies, and the funds actually received from the Company. New Horizon contends that the there are amounts in controversy of around $ 1,000,000. The Company has denied the allegations. The matter is in its initial stages.

2. On July 11, 2002, Plaintiff Kamran Ghadimi initiated a lawsuit against HBSGI and others in the Superior Court of California, County of San Bernardino, Case No. RCV 064904, styled Karman Ghadimi v. Chandana Basu, et al.

The complaint alleges that HBSGI, its president and certain affiliated companies, improperly withheld approx. $ 400,000 from Ghadimi. The complaint alleges, among others, claims for breach of contract and breach of fiduciary duty. Plaintiff seeks compensatory and punitive damages, prejudgment interest, costs and attorney’s fees. HBSGI refutes Ghadimi’s claim and denied the allegations and filed counter claim.

The Company has accrued $400,000 as litigation expense as of March 31, 2006

3. In January 2004, Claimant Leonard J. Soloniuk, MD initiated an arbitration against HBSGI with the American Arbitration Association, Case No. 72 193 00102 04 TMS, styled Leonard J. Soloniuk, MD v. HBSGI

The complaint alleges that HBSGI failed to properly bill and collect fees, intentionally miscoded bills, intentionally withheld collection proceeds due to Soloniuk, breached its billings agreement, and otherwise engaged in fraudulent conduct.

HBSGI refutes Soloniuk’s claims and has filed a counter claim.

In a decision dated April 5, 2006, the arbitrator awarded HBSGI nothing against Soloniuk. The arbitrator further awarded Soloniuk $ 275,000 against the HBSGI as well as interest accruing from June 1, 2006, at the rate of ten percent per annum on the unpaid balance. The arbitrator further ordered HBSGI to reimburse Soloniuk costs in the amount of $ 1,875. The Company has accrued $275,000 as litigation expense as of March 31, 2006.

The Company filed motion to vacate this judgment.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

Name	Age	Position
Chandana Basu	50	Chief Executive Officer, Treasurer and Director
Narinder Grewal, M.D.	53	Director
Bharati Shah, M.D.	59	Director

The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors .To the Company’s knowledge, there are no agreements or understandings for any officer or director to resign at the request of another person nor is any officer or director acting on behalf of or is to act at the direction of any other person other than in his fiduciary capacity of and for the benefit of the Company and at its direction.

Set forth below is certain biographical information regarding our executive officers and directors:

Chandana Basu – Chief Executive Officer, Treasurer and Director

Chandana Basu has served as our Chief Executive Officer and Treasurer since May 2004, after we acquired Healthcare Business Services Group, Inc. (“HBSGI”), a full-service medical billing agency and our wholly-owned subsidiary. She has served as our director since November 12, 2004. Ms. Basu incorporated HBSGI in December 1994. Ms. Basu has operated HBSGI for the past 14 years. Ms. Basu has been grown HBSGI from a core client base of doctors and hospitals in California, Florida, Washington State and Texas without the use of consistent marketing or advertising. Ms. Basu has over 14 years of experience in medical bill collecting from insurance companies. Ms. Basu also has over 14 years of experience in computer design and programming. Ms. Basu is the CEO and President of AutoMed Software Corp. and the Manager of Silver Shadow Properties, LLC, both of our wholly-owned subsidiaries. Ms. Basu received a Bachelors Degree with majors in Math, Physics and Chemistry from Bethune College in 1975. She attended the Computer Learning Center during 1978. She also received specialized education in medical billing, anesthesia billing and attended various pain management conferences. Ms. Basu is a Technical Exhibitor for the American Association of Anesthesiology.

Nariunder Grewal, M.D. – Director

Narinder Grewal, M.D., an anesthesiologist, pain management specialist, has been a self-employed Medical Doctor for the last fifteen years. He also owns and operates a surgery center. Dr. Grewal has concurrently served as our director since May 2004. Dr. Grewal brings experience with surgical center development and management from a medical and administrative perspective. Dr. Grewal has an eight year relationship with us and is our largest client as well. We generate approximately 30% of our revenues from the services that we provide to Dr. Grewal, and as a result, Dr. Grewal is our largest client. Dr. Grewal is licensed to practice medicine in the State of California. Dr. Grewal received a degree in medicine from Patiala University in Punjab, India.

Bharati Shah, M.D. - Director

Bharati Shah, an anesthesiologist and pain management specialist, is currently the President of her own medical practice, B. Shah, M.D., Inc., doing business as Comprehensive Pain Medical Clinic. Dr. Shah has operated her own medical practice since 1980. Dr. Shah has concurrently served as our director since May 2004. Dr. Shah will be an ambassador for us in the medical community and a credible marketing tool at conferences and association meetings. Dr Shah will provide vital physician input about new services and products to be explored by us. Dr. Shah is licensed to practice medicine in the State of California. Dr. Shah received her MB BS degrees from Bombay University in 1971. She has received specialized education in anesthesiology and pain management. Dr. Shah is a member of the American College of advancement in Medicine. We also provide services to Dr. Shah. We receive less than 5% of our revenue from Dr. Shah.

Dr. Shah, Chandana Basu and Dr. Grewal have not been named to any of our committees of our Board of Directors, and any committees of our Board of Directors to which Dr. Shah, Ms. Basu or Dr. Grewal may be named have not been determined, as of the filing of this registration statement.

None of the foregoing Directors or Executive Officers has, during the past five years:

(a) Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b) Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c) Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(d) Been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table. The following information relates to compensation received by our officers in fiscal years ending December 31, 2005, 2004 and 2003 whose salary and compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

	Annual Compensation							Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus		Other Annual Compensation		Restricted Stock Award(s)	Securities Underlying Options

Chandana Basu (1)	2005	$60,000	(1)	$540,000	(1)	600,000	(3)	0	0
Chief Executive Officer, Treasurer and Director	2004	$60,000	(2)	$540,000	(2)	0		0	0
	2003	$0		0		0		0	0
Robert W. Burley	2004	$0		0		0		0	0
Former Chief Executive Officer	2003	$0		0		0		0	0

(1) Chandana Basu receives a salary of $5,000 per month and a minimum bonus of $45,000 per month pursuant to an employment agreement with Healthcare.

(2) Chandana Basu receives a salary of $5,000 per month and a minimum bonus of $45,000 per month pursuant to an employment agreement with Healthcare..

(3) We also issued 600,000 shares of common stock valued at $42,000 to Ms. Basu pursuant to her employment agreement with us. The employment agreement provides for the issuance of 1,000,000 shares of common stock for each year. As of December 31, 2005, 400,000 shares of common stock valued at $28,500 remain issuable to her.

Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal year ended December 31, 2005.

OPTIONS GRANTS IN PRESENT FISCAL YEAR (Individual Grants)

Name	Number of securities underlying options granted (#)	Percent of total options granted to employees in last fiscal year	Exercise or base Price ($/Share)	Expiration Date

None

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal year ending December 31, 2005, by the executive officer named in the Summary Compensation Table.

Name	Shares acquired on exercise (#)	Value realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options at Fiscal Year- End ($) (1)
			Exercisable/ Unexercisable	Exercisable/ Unexercisable
None

Employment Contracts

We have an employment agreement with Chandana Basu, our Chief Executive Officer and Treasurer. The Agreement was executed on April 1, 2004 and can not be terminated by us. It shall remain in existence until Ms. Basu retires or assigns her position to others. It provides for a monthly base salary of $5,000 per month and a bonus of 25% of our gross receipts payable monthly with a minimum bonus of $45,000 per month. It also includes reimbursement of all reasonable expenses. It provides for the issuance of a minimum of 1,000,000 shares annually as per amendment of employment agreement in October 2005.

Based on our recent financing, we are required to purchase $2,000,000 of additional key man life insurance on the life of Chandana Basu, our Chief Executive Officer and Treasurer. Ms. Basu is in the process of undertaking a physical examination to secure the insurance policy. $20,000 has been reserved to fund the above additional insurance policy.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued for, directors in such capacity.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information derived from the named person, or from the transfer agent, concerning the ownership of common stock as of July 26, 2006, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) directors and executive officers as a group:

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership	Class (1)

Chandana Basu	25,750,000	75.8%
1126 West Foothill Blvd., Suite 105
Upland, California 91786

Narinder Grewal, MD	100,000	0.3%
1126 West Foothill Blvd., Suite 105
Upland, California 91786

Bharati Shah, MD	50,000	0.2%
1126 West Foothill Blvd., Suite 105
Upland, California 91786

Officers and Directors as a Group (3 persons)	25,900,000	76.3%

(1) Based on 33,960,450 shares issued and outstanding as of July 28 , 2006.

Under the terms of the callable secured convertible note and the related warrants, the callable secured convertible note and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Therefore, the table does not include AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC.

SELLING STOCKHOLDERS

Selling Security Holders and Recent Financing

On June 27, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. The initial funding of $700,000 was completed on June 29, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Partners, LLC invested $68,600; AJW Offshore, Ltd. invested $427,000; AJW Qualified Partners, LLC invested $195,300 and New Millenium Capital Partners II, LLC invested $9,100 The parties received the following amount of warrants: AJW Partners, LLC – 4,900,000 warrants; AJW Offshore, Ltd. –30,500,000 warrants; AJW Qualified Partners, LLC – 13,950,000 warrants; and New Millenium Capital Partners II, LLC – 650,000 warrants. The callable secured convertible notes are convertible into shares of our common stock based upon an average of the lowest three intra-day trading prices of our common stock during the 20 days immediately prior to the conversion date multiplied by a discount of 40%. The exercise price of the warrants is $.07 per share and they have a cashless exercise feature. Under the terms of the callable secured convertible note and the related warrants, the callable secured convertible notes and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934. In addition, pursuant to the Securities Purchase Agreement, we are required to purchase $2,000,000 of key man life insurance on the life of Chandana Basu. Ms. Basu will be undertaking a physical examination to secure the insurance policy.

When we file this original registration statement, we will receive an additional $600,000 (evidenced by a Callable Secured Convertible Note). There is a final funding commitment of $700,000 (evidenced by a Callable Secured Convertible Note) when our registration statement becomes effective.

Upon the full subscription to the Securities Purchase Agreement, including the conversion in full of the Callable Secured Convertible Notes, the total shares being registered are 111,111,111 as follows: (i) AJW Partners, LLC – 10,888,889 shares of common stock issuable in connection with the conversion of the callable secured convertible note; (ii) AJW Offshore, Ltd. – 67,777,778 shares of common stock issuable in connection with the conversion of the callable secured convertible note; (iii) AJW Qualified Partners, LLC – 31,000,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and (iv) New Millenium Capital Partners II, LLC – 1,444,444 shares of common stock issuable in connection with the conversion of the callable secured convertible note.

The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of July 26, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder (11)	Shares of common stock owned prior to the offering (1)	Percent of common shares owned prior to the offering	Shares of common stock to be sold in the offering (2)		Number of shares owned after the offering	Percent of shares owned after offering
AJW Partners, LLC (7)	0	0	10,888,889	(3)	0	0%

AJW Offshore, Ltd. (8)	0	0	67,777,778	(4)	0	0%

AJW Qualified Partners, LLC (9)	0	0	31,000,000	(5)	0	0%

New Millenium Capital Partners II, LLC (10)	0	0	1,444,444	(6)	0	0%

(1)	Based on 33,960,450 shares issued and outstanding as of July 28, 2006.

(2)

The conversion has been calculated based on the maximum number of shares the investors can receive in accordance with the 6% Callable Secured Convertible Notes. The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the notes and exercise of the warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Under the terms of the notes, if the notes had actually been converted on June 27, 2006, the conversion price would have been $.018. Under the terms of the notes and the related warrants, the notes are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the notes and the warrants.

(3)	Consists of the following shares: 10,888,889 shares of common stock issuable in connection with the conversion of the callable secured convertible note.

(4)	Consists of the following shares: 67,777,778 shares of common stock issuable in connection with the conversion of the callable secured convertible note.

(5)	Consists of the following shares: 31,000,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note.
(6)	Consists of the following shares: 1,444,444 shares of common stock issuable in connection with the conversion of the callable secured convertible note.

(7)

AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC.

(8)

AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Offshore Ltd.

(9)

AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC.

(10)

New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II LLC of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners, LLC.

(11)	None of the selling stockholders are broker-dealers or affiliates of broker-dealers.

PLAN OF DISTRIBUTION

All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities exchange or market where our common stock is trading,

•

purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, “at the market” to or through market makers or into an existing market for the common stock,

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

•	any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $100,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 1, 2004, Ms. Basu entered into an employment agreement with Healthcare Business Services Groups, Inc., a Delaware corporation (“Healthcare”), and our wholly owned subsidiary, pursuant to which Ms. Basu serves as the Chief Executive Officer, Vice President, Chief Operations Officer and Treasurer of Healthcare. Pursuant to the employment agreement, Ms. Basu receives compensation of $5,000 per month, a bonus of 25% of the gross receipts of Healthcare payable monthly with a minimum bonus of $45,000 per month, six weeks of paid vacation, and an S500 Mercedes Benz (or equivalent type) car allowance covering all automobile related expenses, and annual equity based compensation of a minimum of one (1) million shares of common stock of Healthcare.

Narinder Grewal, MD, our director, is our largest client. Dr. Grewal is an anesthesiologist and pain management specialist. He also operates a surgery center that is not otherwise affiliated with us or our Surgery Center line of business. We provide Dr. Grewal with medical billing and other administrative services. We generate approximately 30% of our revenues from the services that we provide to Dr. Grewal, and as a result, Dr. Grewal is our largest client. We have had a relationship with Dr. Grewal for eight years.

We also provide services to Bharati Shah, MD, our director. We receive less than 5% of our revenue from Dr. Shah.

On January 13, 2005, our majority shareholder and Chief Executive Officer, Chandana Basu voted her shares to adopt our Amended 2004 Stock Option Plan (“Option Plan”). Pursuant to the Option Plan, Ms. Basu is eligible to receive 1,250,000 shares of our common stock in connection with that Option Plan.

We use a California company, Alta Vista Billing Service For Complex Medical Care, Inc. (“Alta Vista”), to deposit money for our clients. Alta Vista is 100% owned by our Chief Executive Officer, Chandana Basu, and serves only as a reimbursement account to keep our client’s deposits in a separate account for which it receives no compensation.

Other than as noted above, none of the directors, executive officers or any member of the immediate family of any director or executive officer has been indebted to us since its inception. We have not and do not intend to enter into any additional transactions with our management or any nominees for such positions. We have not and do not intend to enter into any transactions with our beneficial owners.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

We are presently authorized to issue 50,000,000 shares of $.001 par value common stock. As of July 28, 2006, based on our transfer agent records, we had 33,960,450 shares of common stock issued and outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock

We are presently authorized to issue 5,000,000 shares of Preferred Stock, $.001 par value. As of July 26, 2006, we have no shares of Preferred Stock issued and outstanding.

The characteristics of our Preferred Stock have not been determined by our Board of Directors.

Convertible Notes

On June 27, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. The initial funding of $700,000 was completed on June 29, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Partners, LLC invested $68,600; AJW Offshore, Ltd. invested $427,000; AJW Qualified Partners, LLC invested $195,300 and New Millenium Capital Partners II, LLC invested $9,100. The parties received the following amount of warrants: AJW Partners, LLC – 4,900,000 warrants; AJW Offshore, Ltd. – 30,500,000 warrants; AJW Qualified Partners, LLC – 13,950,000 warrants; and New Millenium Capital Partners II, LLC – 650,000 warrants. The callable secured convertible notes are convertible into shares of our common stock based upon an average of the lowest three intra-day trading prices of our common stock during the 20 days immediately prior to the conversion date multiplied by a discount of 40%. The exercise price of the warrants is $.07 per share and they have a cashless exercise feature. When we file the original Form SB-2, we will receive an additional $600,000 (evidenced by a Callable Secured Convertible Note). There is a final funding commitment of $700,000 (evidenced by a Callable Secured Convertible Note) when our registration statement becomes effective.

Warrants

Based on our recent financing, we have issued 50,000,000 warrants to date.

Each Warrant entitles to holder to one share of our common stock at an exercise price is $.07 and is exercisable for seven years from the date of issuance. The Warrants have a cashless exercise feature.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years ending December 31, 2005 and December 31, 2004, there have been no disagreements with Kabani & Company, Inc., our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

TRANSFER AGENT

Our transfer agent is Pacific Stock Exchange. Their telephone number is (702) 433-1228

EXPERTS

The financial statements included in this prospectus have been audited by Kabani & Company, Inc., independent auditors, as stated in their report appearing herein and elsewhere in the registration statement, which report expresses an unqualified opinion and has been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

FINANCIAL STATEMENTS

We have attached to this prospectus, copies of our consolidated audited financial statements as of December 31, 2005 and December 31, 2004 and copies of our unaudited financial statements as of March 31, 2006 and March 31, 2005.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:

Healthcare Business Services Groups Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Healthcare Business Services Groups Inc. and subsidiaries as of December 31, 2005, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Healthcare Business Services Groups Inc. and subsidiaries as of December 31, 2005 and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As discussed in Note 13 to the consolidated financial statements, the Company had a loss of $ 1,029,399, a working capital deficit of $ 2,264,467, stockholders’ deficit of $ 2,065,056, an accumulated deficit of $ 2,925,008 and cash used in operations of $ 212,807. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 13. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kabani & Company

Kabani & Company, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California

March 24, 2006

HEALTHCARE BUSINESS SERVICES GROUPS INC.

(formerly Winfield Financial Group, Inc.)

CONSOLIDATED BALANCE SHEET

December 31, 2005

ASSETS

CURRENT ASSET
Cash & cash equivalents	$303,123
Receivable from officer	4,458
Total current assets	307,581

PROPERTY AND EQUIPMENT, net	63,999

INTANGIBLE ASSET, net
Website technology costs, net	127,304

DEPOSITS	3,650
$502,534

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,266,994
Litigation Accrual	675,747
Accrued officer compensation	996
Lines of credit	113,692
Notes payable	453,661
Due on settlement of loan	56,500
Total current liabilities	2,567,590

COMMITMENTS & CONTINGENCIES	—

STOCKHOLDERS' DEFICIT
Preferred stock, $0.001 par value; Authorized shares 5,000,000,
none issued and outstanding	—
Common stock, $0.001 par value; Authorized shares 50,000,000,
33,960,150 shares issued and outstanding	33,960
Additional paid in capital	849,103
Prepaid Consulting	(51,611)
Shares to be issued	28,500
Accumulated deficit	(2,925,008)
Total stockholders' deficit	(2,065,056)
Total Liabilities and stockholders' Deficit	$502,534

The accompanying notes are an integral part of these consolidated financial statements.

HEALTHCARE BUSINESS SERVICES GROUPS INC.

(formerly Winfield Financial Group, Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE YEARS ENDED
	DECEMBER 31,
	2005	2004

NET REVENUES	$1,565,262	$1,667,282

OPERATING EXPENSES
General and administrative expenses	1,813,102	2,346,947
Officer Compensation	670,500	450,000
Depreciation and amortization	101,347	74,858
Consulting fees	214,698	524,278
Total operating expenses	2,799,647	3,396,083
LOSS FROM OPERATIONS	(1,234,385)	(1,728,801)

Non-operating expense:
Gain on sale of land	261,863	—
Interest expense	(80,559)	(64,034)
Beneficial conversion feature expense	—	(83,333)
Other Income	26,082	—
LOSS BEFORE INCOME TAXES	(1,026,999)	(1,876,168)

Provision for income taxes	2,400	2,400
NET LOSS	$(1,029,399)	$(1,878,568)

BASIC & DILUTED NET LOSS PER SHARE	$(0.03)	$(0.06)

BASIC & DILUTED WEIGHTED AVERAGE NUMBER OF
COMMON STOCK OUTSTANDING	31,559,126	29,820,184

* Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

The accompanying notes are an integral part of these consolidated financial statements.

HEALTHCARE BUSINESS SERVICES GROUPS INC.

(formerly Winfield Financial Group, Inc.)

STATEMENT OF STOCKHOLDERS' DEFICIT

For the Year ended December 31, 2005

							Total
	Common		Paid in	Prepaid	Shares	Accumulated	Shareholders
Description	Shares	Amount	Capital	Consulting	to be Issued	Deficit	Equity (Deficit)

Balance, December 31, 2003	1,000	$1,000	$9,000	$—	$—	$(4,964)	$5,036

Recapitalization on
reverse acquisition	29,773,650	28,774	(28,775)	—	—	(12,077)	(12,078)
Balance - May 7, 2004,
after recapitalization	29,774,650	29,774	(19,775)		(17,041)	(7,042)

Issuance of shares
to employees	153,000	153	69,697	—	—	—	69,850
Issuance of shares to
directors	150,000	150	67,350	—	—	—	67,500
Issuance of shares
to consultants	862,500	863	337,263	—	—	—	338,126
Beneficial conversion
feature	—	—	83,333	—	—	—	83,333
Net loss	—	—	—	—	—	(1,878,568)	(1,878,568)

Balance,
December 31, 2004	30,940,150	30,940	537,868	—	—	(1,895,609)	(1,326,801)

Issuance of shares
to consultants	905,000	905	116,350	(51,611)	—	—	65,644
Issuance of shares
to employees	600,000	600	41,400	—	28,500	—	70,500
Shares issued for
settlement of the note	1,500,000	1,500	148,500	—	—	—	150,000
Issuance of shares
for cash	15,000	15	4,985	—	—	—	5,000
Net loss	—	—	—	—	—	(1,029,399)	(1,029,399)
Balance,
December 31, 2005	33,960,150	$33,960	$849,103	$(51,611)	$28,500	$(2,925,008)	$(2,065,056)

The accompanying notes are an integral part of these consolidated financial statements.

HEALTHCARE BUSINESS SERVICES GROUPS, INC.

(formerly Winfield Financial Group, Inc.)

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the years ended
	December 31
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,029,399)	$(1,878,568)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	101,347	74,858
Issuance of shares for service	65,644	475,476
Issuance of note payable for service	—	250,000
Beneficial conversion feature expense	—	83,333
Issuance of shares for compensation	70,500	—
Gain on litigation settlement	(26,082)	—
Gain on sale of land	(261,863)	—
(Increase) decrease in current assets:
Receivables	—	78,306
Other assets	685	(391)
Increase in current liabilities:
Accounts payable and accrued expenses	866,361	621,880
Net cash used in operating activities	(212,807)	(295,106)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property & equipment	(21,512)	(67,699)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	333,463	543,000
Proceeds from notes payable – officer	—	125,505
Proceeds from issuance of shares for cash	5,000
Payment of notes payable	(43,500)	(119,665)
Due from related party	(4,458)
Proceeds (payment) on line of credit	13,357	56,653
Payments of capital lease obligation	(10,024)	—
Net cash provided by financing activities	293,838	605,493
NET INCREASE IN CASH & CASH EQUIVALENTS	59,519	242,688

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	243,604	916
CASH & CASH EQUIVALENTS, ENDING BALANCE	$303,123	$243,604

Supplementary Information:
Cash paid during the year for:
Interest	$15,886	$38,370
Income taxes	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) ORGANIZATION AND NATURE OF BUSINESS

Healthcare Business Services Groups Inc. (herein referred to as "Healthcare" or "Company" formerly known as Winfield Financial Group, Inc.) ("Winfield") was formed in Delaware in December 1994. On April 23, 2004, Winfield acquired 100% of the issued and outstanding shares of Healthcare, a Delaware corporation. As part of the same transaction on May 7, 2004, Winfield acquired 100% of the issued and outstanding shares of AutoMed Software Corp., a Nevada corporation ("AutoMed"), and 100% of the membership interests of Silver Shadow Properties, LLC, a Nevada single member limited liability company ("Silver Shadow"). The transactions are collectively referred to herein as the "Acquisition." As a result of the Acquisition, Winfield acquired 100% of three corporations.

Winfield acquired Healthcare, AutoMed, and Silver Shadow from the sole owner, in exchange for 25,150,000 newly issued treasury shares of the Winfield's common stock. Immediately after these transactions, there were 31,414,650 shares of Winfield's common stock outstanding. As a result, control of Winfield shifted to the sole owner who owns approximately 80.0% of Winfield's common stock, and the Company changed its name to Healthcare. Here in after all references to Winfield refer to Healthcare, AutoMed, and Silver Shadow as a collective whole since their various inceptions.

The merger of the Company with Healthcare Business Services Groups Inc., has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of Healthcare Business Services Groups Inc. obtained control of the consolidated entity. Accordingly, the merger of the two companies has been recorded as a recapitalization of the Healthcare Business Services Groups Inc., with Healthcare Business Services Groups Inc. being treated as the continuing entity. The continuing company has retained December 31 as its fiscal year end. The historical results for the year ended December 31, 2005 include Healthcare Business Services Groups Inc. and the Company, while the historical results for the year ended December 31, 2004 are for Healthcare Business Services Groups Inc.

Healthcare is a medical billing service provider that for over fifteen years has assisted various health care providers to successfully enhance their billing function. Healthcare has a diversified market base with operations in Providence, Rhode Island; Laredo, Texas; and Upland, California. Healthcare's sister company, AutoMed, has developed a proprietary software system. In addition, Healthcare's other sister company, Silver Shadow, made an investment in real estate where Healthcare plans to construct its first surgical center and corporate office development. During the year, the Company transferred the real estate and construction with historical cost of $ 488,137 and the loan associated with the real estate worth $ 250,000 with accrued interest of $ 12,500 to the officer of the Company.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Healthcare Business Services Groups Inc. and its wholly owned subsidiary, AutoMed Software Corp. and Silver Shadow Properties, LLC. All significant inter-company accounts and transactions have been eliminated in consolidation. The acquisition of Healthcare Business Services Groups Inc. on May 7, 2004, has been accounted for as a purchase and treated as a reverse acquisition. The historical results for the year ended December 31, 2005 include Healthcare Business Services Groups Inc. and the Company, while the historical results for the year ended December 31, 2004 are for Healthcare Business Services Groups Inc.

(B) USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statements disclosures. While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates.

(C) CASH AND CASH EQUIVALENTS

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) REVENUE RECOGNITION

The Company's revenue recognition policies are in compliance with Staff accounting bulletin SAB 104. All revenue is recognized when persuasive evidence of an arrangement exists, the service or sale is complete, the price is fixed or determinable and collectibility is reasonably assured. Revenue is derived from collections of medical billing services. Revenue is recognized when the collection process is complete which occurs when the money is collected and recognized on a net basis.

License Revenue - The Company recognizes revenue from license contracts when a non-cancelable, non-contingent license agreement has been signed, the software product has been delivered, no uncertainties exist surrounding product acceptance, fees from the agreement are fixed and determinable and collection is probable. Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs. If no such objective evidence exists, revenues from the arrangements are not recognized until the entire arrangement is completed and accepted by the customer. Once the amount of the revenue for each element is determined, the Company recognizes revenues as each element is completed and accepted by the customer. For arrangements that require significant production, modification or customization of software, the entire arrangement is accounted for by the percentage of completion method, in conformity with Accounting Research Bulletin ("ARB") No. 45 and SOP 81-1.

Services Revenue - Revenue from consulting services is recognized as the services are performed for time-and-materials contracts and contract accounting is utilized for fixed-price contracts. Revenue from training and development services is recognized as the services are performed. Revenue from maintenance agreements is recognized ratably over the term of the maintenance agreement, which in most instances is one year.

(E) PREPAID CONSULTING

During the year, the Company issued 905,000 restricted Common Shares to various consultants valued at $117,255 for business consulting and advisory services. The Company has expensed $ 65,644 and has recorded the prepaid consulting expenses of $ 51,611 based on the term of the consulting agreements. The prepaid consulting expenses will be amortized over the term of the consulting contracts.

(F) PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful life of the assets from three to seven years. Expenditures for maintenance and repairs are charged to expense as incurred.

(G) SOFTWARE DEVELOPMENT COSTS

The Company complied with Statement of Position 98-1 ("SOP 98-1") "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", as accounting policy for internally developed computer software costs. Under SOP 98-1, we capitalized software development costs incurred during the application development stage.

Subsequently, the Company decided to market the software AutoMed. Therefore the Company is following the guideline under SFAS 86. SFAS 86 specifies that costs incurred internally in creating a computer software product shall be charged to expense when incurred as research and development until technological feasibility has been established for the product. Thereafter, all software production costs shall be capitalized and subsequently reported at the lower of unamortized cost or net realizable value.

Capitalized costs is being amortized based on current and future revenue for the product (AutoMed) with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product.

(H) IMPAIRMENT OF LONG-LIVED ASSETS

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

(I) STOCK-BASED COMPENSATION

The Company accounts for non-cash stock-based compensation issued to non-employees in accordance with the provisions of SFAS No. 123 and EITF No. 96-18, Accounting for Equity Investments That Are Issued to Non-Employees for Acquiring, or in Conjunction with Selling Goods or Services. Common stock issued to non-employees and consultants is based upon the value of the services received or the quoted market price, whichever value is more readily determinable. The Company accounts for stock options and warrants issued to employees under the intrinsic value method. Under this method, the Company recognizes no compensation expense for stock options or warrants granted when the number of underlying shares is known and the exercise price of the option or warrant is greater than or equal to the fair market value of the stock on the date of grant. As of December 31, 2004, there were no options or warrants outstanding.

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The adoption of SFAS No. 148 did not have a material affect on the net loss of the Company.

(J) INCOME TAXES

The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ('Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(K) BASIC AND DILUTED NET LOSS PER SHARE

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". Basic net loss per share is based upon the weighted average number of common shares outstanding. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

(L) FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts of the Company's accounts and other receivables, accounts payable, accrued liabilities, factor payable, capital lease payable and notes and loans payable approximates fair value due to the relatively short period to maturity for these instruments.

(M) CONCENTRATIONS OF RISK

Financial instruments which potentially subject the Company to concentrations of credit risk are cash and accounts receivable. The Company places its cash with financial institutions deemed by management to be of high credit quality. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk. All of the Company's revenue and majority of its assets are derived from operations in Unites States of America.

(N) REPORTING SEGMENTS

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superseded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements.

Healthcare is a medical billing service provider. Healthcare's sister company, AutoMed, has developed a proprietary software system. In addition, Healthcare's other sister company, Silver Shadow, made an investment in real estate where Healthcare plans to construct its first surgical center and corporate office development.

There has been very insignificant activity in Automed and Silver Shadow. Hence the Company has determined it has only one segment.

(O) COMPREHENSIVE INCOME

Statement of financial accounting standards No. 130, Reporting comprehensive income (SFAS No. 130), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity, except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in financial statements that are displayed with the same prominence as other financial statements.

(P) RECLASSIFICATIONS

For comparative purposes, prior years' consolidated financial statements have been reclassified to conform to report classifications of the current year.

(Q) NEW ACCOUNTING PRONOUNCEMENTS

In March 2006 FASB issued SFAS 156 'Accounting for Servicing of Financial Assets' this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3. Permits an entity to choose 'Amortization method' or Fair value measurement method' for each class of separately recognized servicing assets and servicing liabilities:

4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statement.

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. The company is in the process of evaluating the effect on its consolidated financial position or results of operations.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. The company is still in the process of determining the effect of the Statement on the financials.

(R) SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

The cash flow statements do not include the following non-cash investing and financing activities.

During the year, the Company entered into a settlement agreement for the payment of the note by authorizing the payment of $ 100,000 in cash and issuance of 1,500,000 restricted shares of the Company. The Company paid $ 43,500 in cash during the year. The Company valued the shares based on the market value of the shares on agreement date. The shares have been valued at $ 150,000.

In 2004, the Company issued 862,500 restricted common shares valued at $ 338,126 to consultants for providing business and advisory services; 153,000 restricted common shares to employees as bonus valued at $ 69,850; and 150,000 restricted common shares to directors for attending Board meetings valued at $ 67,500.

NOTE 2 REVERSE ACQUISITION

On April 23, 2004, Winfield acquired 100% of the issued and outstanding shares of Healthcare. As part of the same transaction on May 7, 2004, Winfield acquired 100% of the issued and outstanding shares of AutoMed and 100% of the membership interests of Silver Shadow. The transactions are collectively referred to herein as the "Acquisition." As a result of the Acquisition, Winfield acquired 100% of two corporations and one limited liability Company and has changed its business focus.

Winfield acquired Healthcare, AutoMed, and Silver Shadow from the sole owner, in exchange for 25,150,000 newly issued treasury shares of Winfield's common stock. Immediately after these transactions, there were 31,414,650 shares of Winfield's common stock outstanding. As a result, control of Winfield shifted to the sole owner who owned approximately 80.0% of Winfield's common stock immediately after the Acquisition. On January 7, 2005, the Company changed its name to Healthcare. Due to cancellations and additional issuances, the sole owner currently owns 25,750,000 shares out of 33,960,150 shares of common stock of Winfield (or approximately 76%).

The Company has $4,458 due from officer of the Company. This amount is unsecured, non-interest bearing and due on demand.

NOTE 3 PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2005 consisted of the following:

Office and computer equipment	$124,966
Furniture and fixtures	89,869
214,835
Less accumulated depreciation	(150,836)
$63,999

The Company purchased land in November 2003 for $390,000 and has incurred $98,137 through the end of the period towards the construction of the building.

The Company appraised the land, before it was sold to the CEO of the Company, to determine the market value of the property. The book value of the land and construction was $488,137 while the appraised value was $750,000. Ms. Basu, CEO of the Company purchased the land and construction for $750,000 by taking over a note payable of $250,000 secured on the land (payable by the Company) including accrued interest of $12,500 and by settling her note payable to Ms. Basu of $225,637 and in addition, writing a promissory note payable to the Company of $261,863. Total monetary amount received by the Company in the form of notes was $750,000. The Company recorded a gain of $261,863 based upon excess of monetary amount received by the Company over the book value of the property in the books of the Company.

Depreciation expense for the year ended December 31, 2005 and 2004 was $ 32,392 and $ 27,936, respectively.

NOTE 4 INTANGIBLE ASSETS

The Company is accounting for computer software technology costs under the Capitalization criteria of Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use."

Expenditures for maintenance and repairs are expensed when incurred; additions, renewals and betterments are capitalized. Amortization is computed using the straight-line method over the estimated useful life of the asset. Amortization begins from the date when the software becomes operational. The website became operational from July 1, 2004. The Company amortized $ 68,955 in the accompanying financial statements at December 31, 2005. The balance at December 31, 2005 amounts to $127,304.

The following is the amortization schedule for next five years:

2005	$12,538
2006	50,152
2007	50,152
2008	14,462
2009	—
Total	$127,304

NOTE 5 ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable, accrued expenses and litigation accrual consist of the following:

Trade payable	$86,052
Payable to clients	969,877
Accrued interest	67,781
Income tax payable	7,955
Accrued payroll	23,461
Accrued payroll tax	6,588
Accrued expenses	43,135
Accrued vacation and sick time	11,614
Equipment payable	6,856
Other payable	43,675
Litigation accrual	675,747
Total accounts payable
and accrued expenses	$1,942,741

NOTE 6 LINES OF CREDIT

The Company has two revolving lines of credit from two financial institutions for $50,000 and $75,000. The credit lines are unsecured and bear an annual interest rate of 10.75% and 16.24%, respectively. The credit lines are personally guaranteed by the CEO of the Company. The Company has borrowed $40,127 and $ 73,565 from the credit lines as of December 31, 2005.

NOTE 7 NOTES PAYABLE

Notes payable are summarized as follows:

The following is a summary of principal maturities of notes payable:

2005

Equipment loan: May 2003 due April 2008; payable in monthly	$25,247
installments of $1,030; annual interest of 14%; secured by equipment

Note payable: November 2004 due November 2006; interest only	350,000
payments of $3,500 monthly; annual interest of 12%; secured by personal guaranty of the CEO and all of the issued and
outstanding stock of the Company, convertible at $1.00 per share at the option of the holder

Note payable: August 2004 due August 2005; interest only	78,414
payments of $1,188 monthly; annual interest of 9.5%; unsecured
453,661

Less current portion	(453,661)

Notes payable, net of current portion	$—

The following is a summary of principal maturities of notes payable:

2006	$453,161

$453,161

The Company recorded interest expense of $ 45,905 and $ 42,794 for the years ended December 31, 2005 and 2004 respectively.

NOTE 8 CONVERTIBLE NOTE PAYABLE FOR SERVICES & DUE ON SETTLEMENT OF LOAN

In connection with a consulting agreement, Healthcare agreed to pay $250,000 for financial and business advisory services. The payment is in the form of a convertible note payable. The note was entered into in April 2004 and was due in April 2005 unless Healthcare received $3,000,000 in funding at which time the note was payable immediately. The note bears interest of 4% and is unsecured. The note is in default and is immediately payable. The note and accrued interest are convertible into the Company's common stock at 75% of the market price when converted. If the Company defaults on the note, the note is convertible at 50% of the market price when converted. When the note was issued, the market value of the stock was $0.04. The Company recorded beneficial conversion feature expense of $83,333 associated with the note for the year ended December 31, 2004.

During the period, the Company entered into a settlement agreement for the payment of the note by authorizing the payment of $ 100,000 in cash and issuance of 1,500,000 restricted shares of the Company. The Company valued the shares based on the market value of the shares on agreement date. The Company paid $ 43,500 in cash during the period. The Company recorded gain of $ 26,082 on settlement of the note. As of December 31, 2005 the outstanding balance on cash portion of settlement was $ 56,500.

NOTE 9 STOCKHOLDERS' DEFICIENCY

COMMON STOCK

The Company is presently authorized to issue 50,000,000 shares of $0.001 par value Common Stock. The Company currently has 33,960,150 common shares issued and outstanding. The holders of common stock, and of shares issuable upon exercise of any Warrants or Options, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of the Company nor is any common shares subject to redemption or convertible into other securities of the Company. Upon liquidation, dissolution or winding up of the Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of the Company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Healthcare acquired the Company from the sole owner, in exchange for 25,150,000 newly issued treasury shares of Healthcare's common stock.

On July 27, 2004, the Company cancelled 2,640,000 shares of common stock in exchange for right to the name "Winfield Financial Group, Inc." and the transfer of any contracts, agreements, rights or other intangible property owned by Winfield Financial Group, Inc. (WFLD) that relate to the business operations of WFLD prior to the change in control whether or not accounted for in WFLD's financial statements. These shares have been included as part of recapitalization on reverse acquisition of the Company.

As part of the acquisition, the Company issued 1,000,000 shares to consultants for the services rendered in the acquisition. These shares have been included as part of recapitalization on reverse acquisition of the Company. These shares were recorded at the par value of $0.001 per share by debiting additional paid in capital and crediting common stock totaling $1,000.

During the year, the Company issued 905,000 restricted Common Shares to various consultants valued at $117,255 for business consulting and advisory services. The Company has expensed $ 65,644 and has recorded the prepaid consulting expenses of $ 51,611 based on the term of the consulting agreements. The prepaid consulting expenses will be amortized over the term of the consulting contracts.

During the year, the Company issued 600,000 shares to the officer of the Company pursuant to her employment agreement valued at $ 42,000. The Company has 400,000 shares to be issued to the officer valued at $28,500 as of December 31, 2005.

During the year, the Company issued 15,000 shares for cash amounting to $ 5,000.

During the year, the Company entered into a settlement agreement for the payment of the note by authorizing the payment of $ 100,000 in cash and issuance of 1,500,000 restricted shares of the Company. The Company paid $43,500 in cash during the year. The Company valued the shares based on the market value of the shares on agreement date. The shares have been valued at $ 150,000.

In 2004, the Company issued 862,500 restricted common shares valued at $ 338,126 to consultants for providing business and advisory services; 153,000 restricted common shares to employees as bonus valued at $ 69,850; and 150,000 restricted common shares to directors for attending Board meetings valued at $ 67,500. The common shares were valued at the then trading price of the common shares on the date of issuance. The Company recorded $67,500 and $0 as compensation expense for the years ended December 31, 2004 and 2003, respectively.

CLASS B PREFERRED STOCK

The Company's Articles of Incorporation (Articles") authorize the issuance of 50,000,000 shares of no par value Class B Preferred Stock. No shares of Preferred Stock are currently issued and outstanding. Under the Company's Articles, the Board of Directors has the power, without further action by the holders of the Common Stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the Common Stock or the Preferred Stock of any other series. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of Common Stock. In certain circumstances, the issuance of preferred stock could depress the market price of the Common Stock.

NOTE 10 COMMITMENTS

During 2005, the Company leased its corporate offices space in Upland, California and in Lincoln, Rhode Island under operating lease agreements. The Upland facility lease calls for a monthly rent of $3,387. The Upland facility's operating lease expires in November 2006 and has renewal options. The Company closed the Rhode Island offices during the year. Rent expense under operating leases for the year ended December 31, 2005 was $ 48,629.

Future minimum lease payments are as follows:

Year	Amount
2006	$37,257

NOTE 11 INCOME TAXES

Income tax expense (benefit) for the year ended December 31, 2005 is summarized as follows:

2005

Current:	$—

Federal
State	2,400
$2,400
Deferred:
Federal	$318,312
State	90,788
409,100
Valuation allowance	(409,100)
$—

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Consolidated Statements of Operations:

	December 31,	December 31,
	2005	2004

Tax expense (credit) at statutory rate-federal	(34)%	(34)%
State tax expense net of federal tax	(6)	(6)
Changes in valuation allowance	(40)	(40)
Tax expense at actual rate	—	—

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2005 are as follows:

Deferred tax assets:

Net operating loss carry forward	$2,925,000
Total gross deferred tax assets	2,925,000
Less valuation allowance	(2,925,000)
Net deferred tax assets	$—

At December 31, 2005, the Company had net operating loss carry forwards of approximately $2,925,000 for U.S. federal income tax purposes available to offset future taxable income expiring on various dates through 2020.

NOTE 12 CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

The two major customers of the Company provided $1,095,683 or 70% of the revenues of the Company for the year ended December 31, 2005. The three major customers of the Company provided $1,009,438 or 56% of the revenues of the Company for the year ended December 31, 2004. There are no accounts receivable to any of the major customers as of December 31, 2005.

NOTE 13 GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the company as a going concern. The Company had a loss of $ 1,029,399, a working capital deficiency of $ 2,264,468, stockholders' deficit of $ 2,065,056, an accumulated deficit of $ 2,925,008 and cash used in operations of $ 212,807. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding and seeking new clients for medical billings, which would enhance stockholders' investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year.

NOTE 14 LITIGATION

The Company is defendant in multiple lawsuits initiated by the clients of the Company. The complaints allege that the Company and its officers improperly withheld monies from the clients. The complaints allege, among others, claims for breach of contract and breach of fiduciary duty. The plaintiff seeks compensatory and punitive damages, prejudgment interest, costs and attorney fees. The parties have conducted discovery and permission to take additional discovery is being sought. The Company has accrued $675,747 in the accompanying financials and has recorded them as a liability.

1. On July 12, 2004, Plaintiff Nimish Shah, MD. d/b/a New Horizon Medical, Inc. initiated a lawsuit against HBSG and Chandana Basu, CEO of the Company in the Superior Court of California, County of Los Angeles, Case No. VC042695, styled New Horizon Medcial, Inc. v. Chandana Basu, et al.

The complaint asserted a claim for breach of contract against HBSG and Ms. Basu. Specifically, the complaint alleged that HBSG and Ms. Basu failed to remit sums due to New Horizon. On April 8, 2005, on HBSG's motion, the court dismissed the action and referred it to arbitration.

In connection with the arbitration, HBSG claims against New Horizon seek compensatory damages in the range of $ 75000, prejudgment interest, costs and attorney's fees in an unspecified amount.

New Horizon contends that the 'amount in controversy is approx. $ 1,000,000". HBSG has answered New Horizon's claim and denied the allegations and filed counter claim.

This matter is in initial stages. Because the outcome of the actions turns upon disputed issues of fact and law, management believes that the outcome of this lawsuit will not be unfavorable to the Company.

2. On July 11, 2002, Plaintiff Kamran Ghadimi initiated a lawsuit against HBSG and others in the Superior Court of California, County of San Bernardino, Case No. RCV 064904, styled Karman Ghadimi v. Chandana Basu, et al.

The complaint alleges that HBSG, its president and certain affiliated companies, improperly withheld approx. $ 400,000 from Ghadimi. The complaint alleges, among others, claims for breach of contract and breach of fiduciary duty. Plaintiff seeks compensatory and punitive damages, prejudgment interest, costs and attorney's fees.

HBSG refutes Ghadimi's claim and denied the allegations and filed counter claim.

Discovery in this matter has closed and trial is set forth for May 15, 2006.

The Company has accrued $400,000 as litigation expense as of May 22, 2006

3. In January 2004, Claimant Leonard J. Soloniuk, MD initiated an arbitration against HBSG with the American Arbitration Association, Case No. 72 193 00102 04 TMS, styled Leonard J. Soloniuk, MD v. HBSG

The complaint alleges that HBSG failed to properly bill and collect fees, intentionally miscoded bills, intentionally withheld collection proceeds due to Soloniuk, breached its billings agreement, and otherwise engaged in fraudulent conduct.

HBSG refutes Soloniuk's claims and has filed a counter claim.

In a decision dated April 5, 2006, the arbitrator awarded HBSG nothing against Soloniuk. The arbitrator further awarded Soloniuk $ 275,000 against the HBSG as well as interest accruing from June 1, 2006, at the rate of ten percent per annum on the unpaid balance. The arbitrator further ordered HBSG to reimburse Soloniuk costs in the amount of $ 1,875. The Company has accrued $275,000 as litigation expense as of December 31, 2005.

HBSG intends to ask the arbitrator to reconsider his award.

4. In May 2004, Claimants Sanjiv Jain, MD and Shubba Jain, MD initiated an arbitration against HBSG and others with the American Arbitration Association, Case No. 72 193 00578 04 MACR, styled Sanjiv Jain, MD., et al. v. HBSG, et al.

The complaint alleged that HBSG, its president and certain affiliated companies, improperly withheld medical billing payments from the Jains. Plaintiff sought compensatory damages of approx. $ 200,000, punitive damages, prejudgment interest, costs and attorney's fees.

This matter settled in mid - 2005 for $22,000.

In November 2004, a law firm initiated action against the Company and its officers. The demand for arbitration alleges that the Company and its officer owes firm approximately $79,000 in unpaid legal fees. In

2005, the parties agreed to settle all the claims in return for payment of $30,000 from the Company. During the period, the Company paid $30,000 to settle all the claims.

NOTE 15 RELATED PARTY TRANSACTIONS

During the year the Company appraised the land, before it was sold to the CEO of the Company, to determine the market value of the property. The book value of the land and construction was $488,137 while the appraised value was $750,000. Ms. Basu, CEO of the Company purchased the land and construction for $750,000 by taking over a note payable of $250,000 secured on the land (payable by the Company) including accrued interest of $12,500 and by settling her note payable to Ms. Basu of $225,637 and in addition, writing a promissory note payable to the Company of $261,863. Total monetary amount received by the Company in the form of notes was $750,000. The Company recorded a gain of $261,863 based upon excess of monetary amount received by the Company over the book value of the property in the books of the Company.

During the year, the Company issued 600,000 shares to the officer of the Company pursuant to her employment agreement valued at $ 42,000. The Company has 400,000 shares to be issued to the officer valued at $28,500 as of December 31, 2005.

During the year, the Company issued 75,000 restricted Common Shares to consultants related to the officer of the Company valued at $11,250 for business consulting and advisory services.

The Company has $4,458 due from officer of the Company. This amount is unsecured, non-interest bearing and due on demand.

HEALTHCARE BUSINESS SERVICES GROUPS INC.

CONSOLIDATED BALANCE SHEET

MARCH 31, 2006

UNAUDITED

ASSETS

CURRENT ASSETS
Cash & cash equivalents	$141,768

PROPERTY AND EQUIPMENT, NET	56,930

INTANGIBLE ASSET, NET
Website technology costs, net	114,766

DEPOSITS	3,650
317,114

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,286,689
Litigation accrual	675,747
Lines of credit	104,510
Notes payable	451,040
Due on settlement of loan	46,525
Total current liabilities	2,564,511

COMMITMENTS & CONTINGENCIES	—

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.001 par value; Authorized shares 5,000,000,
none issued and outstanding	—
Common stock, $0.001 par value; Authorized shares 50,000,000,
33,960,150 shares issued and outstanding	33,960
Additional paid in capital	849,103
Prepaid Consulting	(32,861)
Shares to be issued	44,750
Accumulated deficit	(3,142,349)
Total stockholders’ deficit	(2,247,397)
317,114

The accompanying notes are an integral part of these consolidated unaudited financial statements.

HEALTHCARE BUSINESS SERVICES GROUPS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	FOR THE THREE MONTH PERIODS ENDED
	MARCH 31,
	2006	2005

NET REVENUES	$314,809	$366,189

OPERATING EXPENSES
General and administrative expenses	326,838	447,069
Officer Compensation	166,250	150,000
Depreciation and amortization	19,607	28,117
Total operating expenses	512,695	625,186
LOSS FROM OPERATIONS	(197,886)	(258,997)

Other income (expenses) - Interest expense	(17,755)	(21,914)
LOSS BEFORE INCOME TAXES	(215,641)	(280,911)

Provision for income taxes	1,700	2,400
NET LOSS	$(217,341)	$(283,311)

BASIC & DILUTED NET LOSS PER SHARE	$(0.01)	$(0.01)

BASIC & DILUTED WEIGHTED AVERAGE NUMBER OF
COMMON STOCK OUTSTANDING	33,960,150	30,957,928

* Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

The accompanying notes are an integral part of these consolidated unaudited financial statements.

HEALTHCARE BUSINESS SERVICES GROUPS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

	FOR THE THREE MONTH PERIODS ENDED
	MARCH 31,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(217,341)	$(283,311)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	19,607	28,116
Issuance of shares for service	—	19,000
Shares to be issued for compensation	16,250
Amortization of shares issued for consulting expense	18,750	—
(Increase) decrease in current assets:
Receivables	4,458	(17,149)
Other assets	—	216
Increase in current liabilities:
Accounts payable and accrued expenses	18,699	28,943
Net cash used in operating activities	(139,577)	(224,185)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property & equipment	—	(31,407)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of notes payable	(12,596)	(5,335)
Proceeds (payment) on line of credit	(9,182)	17,323
Net cash provided by (used in) financing activities	(21,778)	11,988

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(161,355)	(243,604)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	303,123	243,604
CASH & CASH EQUIVALENTS, ENDING BALANCE	$141,768	$—

Supplementary Information:
Cash paid during the year for:
Interest	$4,111	$13,228
Income taxes	$1,700	$—

The accompanying notes are an integral part of these consolidated unaudited financial statements.

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) ORGANIZATION AND NATURE OF BUSINESS

Healthcare Business Services Groups Inc. (herein referred to as “Healthcare” or “Company” formerly known as Winfield Financial Group, Inc.) (“Winfield”) was formed in Nevada in May 2000. On April 23, 2004, Winfield acquired 100% of the issued and outstanding shares of Healthcare, a Delaware corporation. As part of the same transaction on May 7, 2004, Winfield acquired 100% of the issued and outstanding shares of AutoMed Software Corp., a Nevada corporation (“AutoMed”), and 100% of the membership interests of Silver Shadow Properties, LLC, a Nevada single member limited liability company (“Silver Shadow”). The transactions are collectively referred to herein as the “Acquisition.” As a result of the Acquisition, Winfield acquired 100% of three corporations.

Winfield acquired Healthcare, AutoMed, and Silver Shadow from the sole owner, in exchange for 25,150,000 newly issued treasury shares of the Winfield’s common stock. Immediately after these transactions, there were 31,414,650 shares of Winfield’s common stock outstanding. As a result, control of Winfield shifted to the sole owner who owns approximately 80.0% of Winfield’s common stock, and the Company changed its name to Healthcare. Here in after all references to Winfield refer to Healthcare, AutoMed, and Silver Shadow as a collective whole since their various inceptions.

The merger of the Company with Healthcare Business Services Groups Inc., has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of Healthcare Business Services Groups Inc. obtained control of the consolidated entity. Accordingly, the merger of the two companies has been recorded as a recapitalization of the Healthcare Business Services Groups Inc., with Healthcare Business Services Groups Inc. being treated as the continuing entity. The continuing company has retained December 31 as its fiscal year end.

Healthcare is a medical billing service provider that for over fifteen years has assisted various health care providers to successfully enhance their billing function. Healthcare has a diversified market base with operations in Providence, Rhode Island; Laredo, Texas; and Upland, California. Healthcare’s sister company, AutoMed, has developed a proprietary software system.

On January 7, 2005, the Company changed its name to Healthcare Business Services Group, Inc.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Healthcare Business Services Groups Inc. and its wholly owned subsidiaries, AutoMed Software Corp. and Silver Shadow Properties, LLC (the “Company”). All significant inter-company accounts and transactions have been eliminated in consolidation. The acquisition of Healthcare Business Services Groups Inc. on May 7, 2004, has been accounted for as a purchase and treated as a reverse acquisition. The historical results for the three month periods ended March 31, 2006 and March 31, 2005 include Healthcare Business Services Groups Inc. and the Company.

(B) USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statements disclosures. While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates.

(C) REVENUE RECOGNITION

The Company’s revenue recognition policies are in compliance with Staff accounting bulletin SAB 104. All revenue is recognized when persuasive evidence of an arrangement exists, the service or sale is complete, the price is fixed or determinable and collectibility is reasonably assured. Revenue is derived from collections of medical billing services. Revenue is recognized when the collection process is complete which occurs when the money is collected and recognized on net basis

License Revenue - The Company recognizes revenue from license contracts when a non-cancelable, non-contingent license agreement has been signed, the software product has been delivered, no uncertainties exist surrounding product acceptance, fees from the agreement are fixed and determinable and collection is probable. Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs. If no such objective evidence exists, revenues from the arrangements are not recognized until the entire arrangement is completed and accepted by the customer. Once the amount of the revenue for each element is determined, the Company recognizes revenues as each element is completed and accepted by the customer. For arrangements that require significant production, modification or customization of software, the entire arrangement is accounted for by the percentage of completion method, in conformity with Accounting Research Bulletin (“ARB”) No. 45 and SOP 81-1.

Services Revenue - Revenue from consulting services is recognized as the services are performed for time-and-materials contracts and contract accounting is utilized for fixed-price contracts. Revenue from training and development services is recognized as the services are performed. Revenue from maintenance agreements is recognized ratably over the term of the maintenance agreement, which in most instances is one year.

(D) SOFTWARE DEVELOPMENT COSTS

The Company complied with Statement of Position 98-1 ("SOP 98-1") "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", as accounting policy for internally developed computer software costs. Under SOP 98-1, we capitalized software development costs incurred during the application development stage.

Subsequently, the Company decided to market the software AutoMed. Therefore the Company is following the guideline under SFAS 86. SFAS 86 specifies that costs incurred internally in creating a computer software product shall be charged to expense when incurred as research and development until technological feasibility has been established for the product. Thereafter, all software production costs shall be capitalized and subsequently reported at the lower of unamortized cost or net realizable value.

Capitalized costs is being amortized based on current and future revenue for the product (AutoMed) with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product.

(E) IMPAIRMENT OF LONG-LIVED ASSETS

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

(F) STOCK-BASED COMPENSATION

The Company accounts for non-cash stock-based compensation issued to non-employees in accordance with the provisions of SFAS No. 123 and EITF No. 96-18, Accounting for Equity Investments That Are Issued to Non-Employees for Acquiring, or in Conjunction with Selling Goods or Services. Common stock issued to non-employees and consultants is based upon the value of the services received or the quoted market price, whichever value is more readily determinable. The Company accounts for stock options and warrants issued to employees under the intrinsic value method. Under this method, the Company recognizes no compensation expense for stock options or warrants granted when the number of underlying shares is known and the exercise price of the option or warrant is greater than or equal to the fair market value of the stock on the date of grant. As of September 30, 2005, there were no options or warrants outstanding.

In December 2002, the FASB issued SFAS No. 148 “Accounting for Stock Based Compensation-Transition and Disclosure”. SFAS No. 148 amends SFAS No. 123, “Accounting for Stock Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The adoption of SFAS No. 148 did not have a material affect on the net loss of the Company.

(G) FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments” requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts of the Company’s accounts and other receivables, accounts payable, accrued liabilities, factor payable, capital lease payable and notes and loans payable approximates fair value due to the relatively short period to maturity for these instruments.

(H) CONCENTRATIONS OF RISK

Financial instruments which potentially subject the Company to concentrations of credit risk are cash and accounts receivable. The Company places its cash with financial institutions deemed by management to be of high credit quality. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk. All of the Company’s revenue and majority of its assets are derived from operations in Unites States of America.

(I) REPORTING SEGMENTS

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superseded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements.

Healthcare is a medical billing service provider. Healthcare’s sister company, AutoMed, has developed a proprietary software system. In addition, Healthcare’s other sister company, Silver Shadow, made an investment in real estate where Healthcare plans to construct its first surgical center and corporate office development.

There has been very insignificant activity in Automed and Silver Shadow. Hence the Company has determined it has only one segment.

(J) COMPREHENSIVE INCOME

Statement of financial accounting standards No. 130, Reporting comprehensive income (SFAS No. 130), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity, except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in financial statements that are displayed with the same prominence as other financial statements.

(K) RECLASSIFICATIONS

For comparative purposes, prior years’ consolidated financial statements have been reclassified to conform with report classifications of the current year.

(L) NEW ACCOUNTING PRONOUNCEMENTS

NEW PRONOUNCEMENTS

In March 2006 FASB issued SFAS 156 ‘Accounting for Servicing of Financial Assets’ this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities.

This Statement:

1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3. Permits an entity to choose ‘Amortization method’ or Fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities.

4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statement.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between “retrospective application” of an accounting principle and the “restatement” of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements (“EITF 05-6.”) EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. The company is in the process of evaluating the effect on its consolidated financial position or results of operations.

In December 2004, the FASB issued FASB Statement No. 123R, “Share-Based Payment, an Amendment of FASB Statement No. 123” (“FAS No. 123R”). FAS No. 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company’s second quarter of fiscal 2006. The company is still in the process of determining the effect of the Statement on the financials.

(M) BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. The audited consolidated financial statements for the year ended December 31, 2005 were filed on April 15, 2006 with the Securities and Exchange Commission and are hereby referenced. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ended December 31, 2006.

(N) ISSUANCE OF SHARES FOR SERVICE

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

(O) BASIC AND DILUTED NET LOSS PER SHARE

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. Basic net loss per share is based upon the weighted average number of common shares outstanding. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to e exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

NOTE 2 PROPERTY AND EQUIPMENT

Property and equipment at March 31, 2006 consisted of the following:

Office and computer equipment	$124,965
Furniture and fixtures	89,868
214,833
Less accumulated depreciation	(157,903)
$56,930

Depreciation expense for the three months ended March 31, 2006 and 2005 was $ 7,069 and $ 9,311, respectively.

NOTE 3 INTANGIBLE ASSETS

The Company is accounting for computer software technology costs under the Capitalization criteria of Statement of Position 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.”

Expenditures for maintenance and repairs are expensed when incurred; additions, renewals and betterments are capitalized. Amortization is computed using the straight-line method over the estimated useful life of the asset (3 years). Amortization begins from the date when the software becomes operational. The website became operational from July 1, 2004. The Company amortized $12,538 and $ 18,805 for the three months period ending March 31, 2006 and 2005 respectively. The balance at March 31, 2006 amounts to $114,766.

The following is the amortization schedule for next five years:

2006	$37,614
2007	50,152
2008	27,000
Total	$114,766

NOTE 4 ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

Trade payable	$69,814
Accrued expenses	36,217
Accrued interest	81,261
Income tax payable	7,955
Accrued payroll liabilities	12,627
Accrued vacation and sick time	12,114
Equipment payable	6,241
Payable to clients	1,026,165
Credit cards payable	34,295
Total accounts payable
and accrued expenses	$1,286,689

NOTE 5 LINE OF CREDIT

The Company has two revolving lines of credit from two financial institutions for $ 50,000 and $ 75,000. The credit lines are unsecured and bear an annual interest rate of 10.75% and 16.24%, respectively. The credit lines are personally guaranteed by the CEO of the Company. The Company has borrowed $ 31,216 and $ 73,294 from the credit lines as of March 31, 2006.

NOTE 6 NOTES PAYABLE

Notes payable are summarized as follows:

March 31,
2006

Equipment loan: May 2003 due April 2008; payable in monthly
installments of $1,030; annual interest of 14%; secured by
equipment	$23,782

Note payable: November 2004 due November 2006; interest only payments of $3,500 monthly; annual interest of 12%; secured by personal guaranty of the CEO and all of the issued and
outstanding stock of the Company, convertible at $1.00 per share
at the option of the holder	350,000

Note payable: August 2004 due August 2006; interest only
payments of $1,188 monthly; annual interest of 9.5%; unsecured	77,258
451,040
Less current portion	(451,040)
Notes payable, net of current portion	$—

The Company recorded interest expense of $12,753 and $21,915 on these notes for the three month periods ended March 31, 2006 and 2005 respectively.

NOTE 7 DUE ON SETTLEMENT OF LOAN

In connection with a consulting agreement, Healthcare agreed to pay $250,000 for financial and business advisory services. During 2005, the Company entered into a settlement agreement for the payment of the note by authorizing the payment of $100,000 in cash and issuance of 1,500,000 restricted shares of the Company. The Company valued the shares based on the market value of the shares on agreement date. As of March 31, 2006 the outstanding balance on cash portion of settlement was $46,525. The Company recorded interest expense of $465 and $2,500 on the note for the three month periods ended March 31, 2006 and 2005 respectively.

NOTE 8 STOCKHOLDERS’ DEFICIENCY

COMMON STOCK

The Company is presently authorized to issue 50,000,000 shares of $0.001 par value Common Stock. The Company currently has 33,960,150 common shares issued and outstanding. The holders of common stock, and of shares issuable upon exercise of any Warrants or Options, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of the Company nor are any common shares subject to redemption or convertible into other securities of the Company. Upon liquidation, dissolution or winding up of the Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of the Company’s common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Healthcare acquired the Company from the sole owner, in exchange for 25,150,000 newly issued treasury shares of Healthcare’s common stock.

On July 27, 2004, the Company cancelled 2,640,000 shares of common stock in exchange for right to the name “Winfield Financial Group, Inc.” and the transfer of any contracts, agreements, rights or other intangible property owned by Winfield Financial Group, Inc. (WFLD) that relate to the business operations of WFLD prior to the change in control whether or not accounted for in WFLD’s financial statements. These shares have been included as part of recapitalization on reverse acquisition of the Company.

As part of the acquisition, the Company issued 1,000,000 shares to consultants for the services rendered in the acquisition. These shares have been included as part of recapitalization on reverse acquisition of the Company. These shares were recorded at the par value of $0.001 per share by debiting additional paid in capital and crediting common stock totaling $1,000.

The Company did not issue any stock during the three month period ended March 31, 2006.

The Company recorded $ 16,250 as officer compensation for 250,000 shares to be issued pursuant to the employment agreement. The officer is entitled to 1,000,000 shares every year pursuant to the employment agreement. The value of the stock is based on the market at March 31, 2006.

On March 16, 2005, the Company issued 100,000 restricted Common Shares to a consultant valued at $19,000 for business consulting and advisory services.

CLASS B PREFERRED STOCK

The Company’s Articles of Incorporation (Articles”) authorize the issuance of 50,000,000 shares of no par value Class B Preferred Stock. No shares of Preferred Stock are currently issued and outstanding. Under the Company’s Articles, the Board of Directors has the power, without further action by the holders of the Common Stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the Common Stock or the Preferred Stock of any other series. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of Common Stock. In certain circumstances, the issuance of preferred stock could depress the market price of the Common Stock.

NOTE 9 COMMITMENTS AND CONTINGENCIES

During the three month period ended March 31, 2006, the Company leased its corporate offices space in Upland, California under operating lease agreements. The Upland facility lease calls for a monthly rent of $3,387. The operating lease expires in November 2006 and has renewal options. Rent expense under operating leases for the three month period ended March 31, 2006 was $ 10,749.

Future minimum lease payments are as follows:

Year	Amount
2006	$27,096

NOTE 10 GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the company as a going concern. The Company had a loss of $ 217,341, a working capital deficiency of $ 2,422,743, stockholders’ deficiency of $2,247,397, an accumulated deficit of $3,142,349 and net cash used in operations of $ 139,577. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding and seeking new clients for medical billings, which would enhance stockholders’ investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year.

NOTE 11 LITIGATION

The Company is defendant in multiple lawsuits initiated by the clients of the Company. The complaints allege that the Company and its officers improperly withheld monies from the clients. The complaints allege, among others, claims for breach of contract and breach of fiduciary duty. The plaintiff seeks compensatory and punitive damages, prejudgment interest, costs and attorney fees. The parties have conducted discovery and permission to take additional discovery is being sought. The Company has accrued $675,747 in the accompanying financials and has recorded them as a liability.

1. On July 12, 2004, Nimish Shah, M.D. d/b/a New Horizon Medical, Inc. (“New Horizon”) initiated a lawsuit against the Company in the Superior Court of California, County of Los Angeles, Case No. VC 042695, styled New Horizon Medical, Inc. v. Chandana Basu, et al. The complaint raises a claim for breach of contract against the Company . The complaint alleges that the Company failed to remit sums due to New Horizon. On April 8, 2005, the court dismissed the action and referred it to arbitration. Since May 2005, there have been a number of telephonic conferences held with the assigned arbitrator. Each of these calls has focused on the voluntary exchange of insurance payment records by the parties. In connection with arbitration, the Company has claimed against New Horizon the compensatory damages in the amount of $75,000 (subject to amendment), prejudgment interest, costs and attorneys’ fees in an unspecified amount. New Horizon has not submitted a cross-complaint against the Company for the breach of contract alleging that there is substantial discrepancy between the amounts of bills provided by New Horizon to the Company, for the purpose of securing payment from various insurance companies, and the funds actually received from the Company. New Horizon contends that the there are amounts in controversy of around $ 1,000,000. The Company has denied the allegations. The matter is in its initial stages.

2. On July 11, 2002, Plaintiff Kamran Ghadimi initiated a lawsuit against HBSGI and others in the Superior Court of California, County of San Bernardino, Case No. RCV 064904, styled Karman Ghadimi v. Chandana Basu, et al.

The complaint alleges that HBSGI, its president and certain affiliated companies, improperly withheld approx. $ 400,000 from Ghadimi. The complaint alleges, among others, claims for breach of contract and breach of fiduciary duty. Plaintiff seeks compensatory and punitive damages, prejudgment interest, costs and attorney’s fees. HBSGII refutes Ghadimi’s claim and denied the allegations and filed counter claim.

Discovery in this matter has closed and trial is set forth for May 22, 2006.

The Company has accrued $400,000 as litigation expense as of March 31, 2006

3. In January 2004, Claimant Leonard J. Soloniuk, MD initiated an arbitration against HBSGI with the American Arbitration Association, Case No. 72 193 00102 04 TMS, styled Leonard J. Soloniuk, MD v. HBSGI

The complaint alleges that HBSGI failed to properly bill and collect fees, intentionally miscoded bills, intentionally withheld collection proceeds due to Soloniuk, breached its billings agreement, and otherwise engaged in fraudulent conduct.

HBSGI refutes Soloniuk’s claims and has filed a counter claim.

In a decision dated April 5, 2006, the arbitrator awarded HBSGI nothing against Soloniuk. The arbitrator further awarded Soloniuk $ 275,000 against the HBSGI as well as interest accruing from June 1, 2006, at the rate of ten percent per annum on the unpaid balance. The arbitrator further ordered HBSGI to reimburse Soloniuk costs in the amount of $ 1,875. The Company has accrued $275,000 as litigation expense as of March 31, 2006.

The Company filed motion to vacate this judgment.

HEALTHCARE BUSINESS SERVICES GROUPS, INC.

111,111,111 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE CONVERSION OF PROMISSORY NOTES

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNTIL __________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.	INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Our Articles of Incorporation and By-laws provide that we shall indemnify to the fullest extent permitted by Nevada law any person whom we may indemnify thereunder, including our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, our Articles of Incorporation provide for the elimination, to the extent permitted by Nevada law, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

SEC registration fee	$585
Legal fees and expenses (1)	50,000
Accounting fees and expenses (1)	$5,000
Miscellaneous and Printing fees (1)	$1,000

Total (1)	$$56,585

(1)	Estimated.

ITEM 26.	RECENT SALES OF UNREGISTERED SECURITIES.

In January 2004, we issued 38,000 restricted shares of our common stock to Karimi & Associates in consideration for services rendered in connection with the acquisitions of Health Care Business Services Groups, Inc., a Delaware corporation, AutoMed Software Corporation a Nevada Corporation and Silver Shadow Properties, LLC, a Nevada Limited Liability Company. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The entity was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the entity had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

In April 2004, the Company issued 100,000 shares and 400,000 restricted shares of its common stock Thomas Gutherie and Mark D. Johnson, respectively, in consideration for their services as Directors of the Company. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Messrs. Gutherie and Johnson were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Messrs. Gutherie and Johnson had the necessary investment intent as required by Section 4(2) since they each agreed to and each received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

On April 23, 2004, we issued 25,150,000 restricted shares of our common to stock to Chandana Basu pursuant to that certain Common Stock Purchase Agreement pursuant to which we acquired all of the issued and outstanding shares of Health Care Business Services Groups, Inc., a Delaware corporation, AutoMed Software Corporation a Nevada Corporation and Silver Shadow Properties, LLC, a Nevada Limited Liability Company. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Basu was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Basu had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

In December 2004, we issued an aggregate of 665,500 shares of our restricted Common Stock to Twenty-Eight (28) shareholders in consideration for general business and consulting services provided to the Company. The Company claims an exemption from registration for these issuances afforded by Rule 506 of the Securities Act of 1933.

On March 19, 2005, we issued 100,000 shares of our restricted common stock to Falguni Patel in consideration for business consulting and advisory services. The issuance was valued at $.19 per share or $19,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Patel was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Patel had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

In June 2004, we issued 1,000,000 shares of our restricted common stock to GoPublicToday.com in consideration for consulting services provided to the Company in connection with various corporate transactions, specifically work done in recapitalization of the Company. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The entity was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the entity had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

In August 2005, we issued 15,000 shares of our restricted common stock to Donald Zimmerman in consideration for cash payment of $5,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Zimmerman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Zimmerman had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

In August 2005, we issued 1,500,000 shares of our restricted common stock to GoPublicToday.com in consideration for settlement agreement for the payment of the note. The shares were valued at $.099 per share or $148,500 in the aggregate. We valued the shares based on the market value of the shares on agreement date. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The entity was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the entity had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 29, 2006, we completed a financing agreement by signing a securities purchase agreement for a maximum of $2,000,000. The initial closing was for financing of the principal amount of $700,000 for which we issued callable secured convertible notes. The initial funding was undertaken as follows: AJW Partners, LLC - $68,600; AJW Offshore, Ltd. - $427,000; AJW Qualified Partners, LLC - $195,300; and New Millenium Capital Partners II, LLC - $9,100. Under the securities purchase agreement, we will receive the principal amount of $600,000 when this SB-2 registration statement is filed with the SEC; and the final principal amount of $700,000 when this registration statement is declared effective. At both times, we will issue callable secured convertible notes for such amounts. The note is convertible into our common shares at the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 40%. The investors in the financing shall not be entitled to convert the promissory note if such conversion would result in any investor solely owning more than 4.99% of our outstanding shares of common stock.

Based on our recent financing, we have also issued 50,000,000 warrants convertible into shares of our common stock. Each Warrant entitles to holder to one share of our common stock. The exercise price is $.07 and is exercisable for seven years from the date of issuance. The warrants have a cashless exercise feature. For the 50,000,000 warrants issued on June 29, 2006, the expiration date is June 29, 2013.

The convertible notes and the warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The note holders set forth above were each sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the note holders set forth above had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

ITEM 27.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT	DESCRIPTION
2.1	Exchange Agreement (1)
2.2	Addendum to Common Stock Purchase Agreement (1)
3.1	Articles of Incorporation and Amendments (2)
3.2	Amendment to Articles of Incorporation (3)
3.3	Amended By-Laws (4)
5.1	Opinion and Consent of Anslow & Jaclin, LLP
10.1	Securities Purchase Agreement for $2,000,000 Financing
10.2	Form of Callable Secured Convertible Note
10.3	Form of Stock Purchase Warrant
10.4	Registration Rights Agreement for $2,000,000
10.5	Employment Agreement with Chandana Basu (5)
21.1	Subsidiaries
23.1	Consent of Kabani & Company, Inc., Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on signature page of Registration Statement)

(1) Filed as Exhibits 2.1 and 2.2, respectively, to the Form 8-K filed with the Commission on May 17, 2004, and incorporated herein by reference (SEC File No. 000-50014).

(2) Filed as Exhibit 3.1 to our Form 10SB12G filed September 26, 2002, and incorporated herein by reference (SEC File No. 000-50014).

(3) Filed as Exhibit 3.1 to our Form 8-K filed January 13, 2005, and incorporated herein by reference (SEC File No. 000-50014).

(4) Filed as Exhibit 3.2, to our Form 8-K, filed November 24, 2004, and incorporated herein by reference (SEC File No. 000-50014).

(5) Filed as Exhibit 10.1 to our Form 8-K, filed November 5, 2004, and incorporated herein by reference (SEC File No. 000-50014).

ITEM 28.	UNDERTAKINGS.

(A)	The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Upland, State of California, on the2nd day of August, 2006.

HEALTHCARE BUSINESS SERVICES GROUPS, INC.

By: /s/ Chandana Basu

Chandana Basu

Chief Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer, and Director

POWER OF ATTORNEY

The undersigned directors and officers of Healthcare Business Services Groups, Inc. hereby constitute and appoint Chandana Basu, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys- in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/CHANDANA BASU CHANDANA BASU	Chief Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer, and Director	August 2, 2006

/s/ NARINDER GREWAL, M.D. NARINDER GREWAL, M.D.	Director	August 2, 2006

/s/ BHARATI SHAH, M.D. BHARATI SHAH, M.D.	Director	August 2, 2006